UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Exponent, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2008 NOTICE OF

ANNUAL STOCKHOLDERS MEETING

AND PROXY STATEMENT

Exponent, Inc.

149 Commonwealth Drive

Menlo Park, CA 94025

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 29, 2008

TO THE STOCKHOLDERS:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Exponent, Inc., a Delaware corporation (the “Company”), will be held on Thursday, May 29, 2008, at 9:30 a.m. local time, at 149 Commonwealth Drive, Menlo Park, California 94025, for the following purposes:

1.	To elect six directors for a term of one year;

2.	To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as independent auditor for the Company for the year ending January 2, 2009;

3.	To consider and approve the 2008 Equity Incentive Plan;

4.	To consider and approve the 2008 Employee Stock Purchase Plan; and

5.	To attend to other matters that properly come before the meeting.

Stockholders owning the Company’s shares at the close of business on April 2, 2008 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting.

All stockholders of record as of the Record Date are cordially invited to attend the Annual Meeting in person.

Please note that if you hold your shares in “street name,” that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the Record Date. Check-in at the registration desk will be required.

FOR THE BOARD OF DIRECTORS

Richard L. Schlenker, Corporate Secretary

Menlo Park, California

April 25, 2008

EXPONENT, INC.

PROXY STATEMENT

FOR THE

2008 ANNUAL MEETING OF STOCKHOLDERS

ABOUT THE MEETING

General

The enclosed proxy is solicited on behalf of the Board of Directors of Exponent, Inc., a Delaware corporation. The Annual Meeting of Stockholders will be held at the Company’s principal executive offices, 149 Commonwealth Drive, Menlo Park, California 94025, on Thursday, May 29, 2008 at 9:30 a.m. local time. The telephone number for this location is (650) 326-9400.

What is the Purpose of the Annual Meeting?

At the Company’s Annual Meeting, stockholders will act upon matters outlined in the accompanying notice of the meeting and transact such other business that may properly come before the meeting. There are no cumulative voting rights.

Who is Entitled to Vote?

Only stockholders of record at the close of business on the Record Date, April 2, 2008, receive notice of the Annual Meeting and are entitled to vote at the Annual Meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold your shares in “street name,” that is, through a broker or other nominee, you will need to bring a copy of a brokerage statement reflecting your stock ownership on the Record Date. If you do not vote your proxy, your brokerage firm may either vote your shares on routine matters, such as election of directors and the ratification of the Company’s independent auditor, or leave your shares without a vote. We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures your shares will be voted at the meeting.

The proxy solicitation materials will be mailed on or about April 25, 2008, together with the Company’s Annual Report for the period ended December 28, 2007, to all stockholders entitled to vote at the meeting. The Securities and Exchange Commission (SEC) has adopted rules that allow companies and intermediaries, such as brokers, to deliver a single copy of certain proxy materials to certain stockholders who share the same address, a practice referred to as “householding.” Some banks, brokers and other nominees will be householding Exponent’s Proxy materials, unless contrary instructions are received from the affected stockholders. Once you have received notice from your broker or other nominee holder of your Exponent common stock that the broker or other nominee holder will be householding the proxy materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive separate proxy materials, or if you are receiving multiple copies of the proxy materials and wish to receive only one copy, please notify your broker or other nominee holder of your Exponent common stock.

How Do I Vote?

You have four ways to vote. You may return the proxy card by mail, vote by telephone, vote via the internet, or vote in person. To vote by mail, you must sign your proxy card and send it in the enclosed prepaid, addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct. If you return a signed card but do not provide voting instructions, your shares will be voted as recommended by the Board of Directors:

•	for the six named nominees to the Board of Directors;

•	for the ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as the Company’s independent auditor for the year ending January 2, 2009;

•	for the approval of the 2008 Equity Incentive Plan; and

•	for the approval of the 2008 Employee Stock Purchase Plan.

If you choose to vote by telephone or via the internet, please review the back of the proxy card for instructions on how to do so. You do not need to mail in your proxy card if you vote by telephone or via the internet. Some brokers may not provide telephone or internet voting.

If you choose to vote in person, you will have an opportunity to do so at the Annual Meeting. You may either bring your proxy card to the Annual Meeting, or if you do not bring your proxy card, the Company will pass out written ballots to anyone who was a stockholder as of the Record Date.

What if I Change My Mind After I Return My Proxy Card?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by signing and delivering another proxy with a later date, voting by telephone or via the internet, or by voting in person at the Annual Meeting. Your proxy with the latest date is counted.

What Does it Mean if I Receive More than One Proxy Card?

It means you have multiple accounts with the transfer agent and/or with brokers. Please provide voting instructions for all proxy cards you receive.

What Constitutes a Quorum?

The presence, in person or by properly executed proxy, of the holders of a majority of the shares of common stock outstanding as of the Record Date constitutes a quorum at the Annual Meeting. Shares that voted “For,” “Against,” or “Withheld” on the proposals are treated as being present at the meeting for purposes of establishing a quorum and are deemed to be “votes cast” at the Annual Meeting with respect to the proposals. Abstentions and broker non-votes will be included for purposes of determining whether a quorum of shares is present at the Annual Meeting. However, abstentions and broker non-votes will not be included in the tabulation of the voting results on the election of directors or on issues requiring approval of a majority of the votes duly cast. Signed, unmarked proxy cards are voted as recommended by the Board of Directors. A plurality of the votes duly cast is required for the election of directors. The affirmative vote of a majority of the votes duly cast is required for the ratification of the appointment of the independent auditor, approval of the 2008 Equity Incentive Plan and approval of the 2008 Employee Stock Purchase Plan.

As of the Record Date, a total of 14,731,856 shares of the Company’s common stock, $.001 par value, were issued and outstanding. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company’s common stock, see “Stock Ownership.” The closing price of the Company’s common stock on the NASDAQ National Market on the Record Date was $34.25 per share.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Nominees

A Board of six directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company’s six nominees named below. The term of office of each person elected as a director will continue until the next Annual Meeting, or until a successor has been elected and qualified. The Board has determined that at least a majority of the members of the Board are independent directors within the meaning of applicable NASDAQ listing standards.

Required Vote

The six nominees receiving the highest number of affirmative votes duly cast will be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES LISTED BELOW:

Samuel H. Armacost

Age:	69

Director Since:	1989

Principal Occupation:	Chairman of the Board of SRI International, an independent, non-profit scientific research institute, since 1998

Recent Business Experience:	Mr. Armacost was a Principal of Weiss, Peck & Greer, L.L.C., an investment firm, from l990 to 1997. In 1997, he was appointed Managing Director until his departure in June 1998. He was Managing Director of Merrill Lynch Capital Markets of Merrill, Lynch, Pierce, Fenner & Smith, Incorporated, from 1987 to August 1990, and he was Director, President, and Chief Executive Officer of BankAmerica Corporation from 1981 to 1986.

Other Directorships:	Member of the Boards of Callaway Golf Company, Chevron Corporation, Del Monte Foods Company, Franklin Resources, Inc., Sarnoff Corp. and SRI International

Barbara M. Barrett

Age:	57

Director Since:	1997

Principal Occupation:	President and Chief Executive Officer of Triple Creek Guest Ranch, a resort, since 1993

Recent Business Experience:	Ms. Barrett is an international, business and aviation attorney. She served as the Senior Adviser to the United States for the 61st Session of the United Nations General Assembly, Teaching Fellow at Harvard’s Kennedy School of Government, President and CEO of the American Management Association International, Inc., in New York City, Deputy Administrator of the Federal Aviation Administration and Vice Chairman of the Civil Aeronautics Board.

Other Directorships:	Member of the Boards of the Aerospace Corporation, Raytheon Company, Mayo Clinic and Thunderbird School of Global Management.

Michael R. Gaulke

Age:	62

Director Since:	1994

Principal Occupation:	Chief Executive Officer of the Company since 1996 and Chairman of the Board of Directors since 2007

Recent Business Experience:	Mr. Gaulke joined the Company in 1992, as Executive Vice President and Chief Financial Officer. He was named President in March 1993, and he was appointed as a member of the Board of Directors of the Company in January 1994. He assumed the role of Chief Executive Officer in June 1996, and was appointed Chairman of the Board of Directors in May 2007. Prior to 1992, he held senior executive positions at Raynet Corporation and Spectra Physics, and was a consultant with McKinsey & Company.

Other Directorships:	Member of the Board of Cymer, Inc. and the Board of Trustees of the Palo Alto Medical Foundation

Jon R. Katzenbach

Age:	75

Director Since:	1997

Principal Occupation:	Founding Partner of Katzenbach Partners, L.L.C., a consulting firm, since 1999

Recent Business Experience:	Mr. Katzenbach was with McKinsey & Company from 1959 until January 1999. During his 39 years of service, Mr. Katzenbach managed several of their offices, including McKinsey & Company’s San Francisco and New York offices for five years each. Mr. Katzenbach served as Chairman of several governance committees and was elected to the Shareholders’ Committee in 1972, on which he served for nearly 20 years.

Authored:	Authored: Teams at the Top; Peak Performance; and Why Pride Matters More Than Money

Co-authored: The Wisdom of Teams; Real Change Leaders; and The Discipline of Teams

Stephen C. Riggins

Age:	63

Director Since:	2003

Recent Business Experience:	Mr. Riggins spent 30 years with KPMG LLP, where he practiced as a certified public accountant and was in a number of senior leadership positions including being a member of KPMG’s Board of Directors and its Management Committee. Other roles included serving as Western Area Managing Partner - Assurance; Managing Partner - Information, Communication, and Entertainment; Managing Partner - Silicon Valley Office and Los Angeles Office.

Other Directorships:	Member of the Board of Tectura Corporation

John B. Shoven, Ph.D.

Age:	60

Director Since:	2007

Principal Occupation:	Professor of Economics, Stanford University

Recent Business Experience:	Dr. Shoven is currently the Charles R. Schwab Professor of Economics at Stanford University, where he has taught since 1973. He is also the Wallace R. Hawley Director of the Stanford Institute for Economics Policy Research, a position he has held since November 1999 and earlier served in that capacity from 1989 to 1993. He served as Chairman of the Economics Department at Stanford University from 1986 to 1989 and as Dean of the School of Humanities and Sciences from 1993 to 1998. Dr. Shoven earned his Ph.D. in economics from Yale University and his bachelor’s degree in physics from University of California, San Diego. Dr. Shoven is a Fellow of the American Academy of Arts and Sciences, a recipient of the Paul A. Samuelson Award for Outstanding Scholarly Writing on Lifelong Financial Security, an award winning teacher at Stanford, and has published more than one hundred professional articles and twenty books.

Other Directorships:	Chairman of the Board of Cadence Design Systems, Inc. and a member of the Board of American Century Funds.

BOARD INDEPENDENCE

The Board has determined that the following members of the Board are independent directors within the meaning of applicable NASDAQ listing standards: Samuel H. Armacost, Barbara M. Barrett, Jon R. Katzenbach, Stephen C. Riggins and John B. Shoven, Ph.D. Samuel H. Armacost was appointed Lead Independent Director in May 2007. Under applicable Securities and Exchange Commission and NASDAQ rules, the existence of certain “related party” transactions above certain thresholds between a director and the Company are required to be disclosed and preclude a finding by the Board that the director is independent. No transactions required to be disclosed under SEC rules, and no other transactions, arrangements or relationships, existed or were considered by the Board in making its independence determinations.

BOARD MEETINGS AND COMMITTEES

The Board held four regular meetings in 2007. Each director attended at least 75% of applicable Board meetings and committee meetings during 2007, with the exception of Leslie Denend, who was a member of the Board until May of 2007. Prior to May of 2007 there was one regular Board meeting and one meeting for each of the Audit Committee, Human Resources Committee and the Corporate Governance and Nominating Committee, which Dr. Denend was unable to attend. The following table describes the Board’s committees. The members of each committee are all independent directors within the meaning of applicable NASDAQ listing standards.

Committee Name/Number of Members	Function of Committee	Meetings in 2007
AUDIT COMMITTEE Stephen C. Riggins—Chairperson Samuel H. Armacost John B. Shoven, Ph.D.

•     Monitors the preparation of quarterly and annual financial reports by the Company’s management

•     Appoints and removes the Company’s independent auditor, approves the scope of their audit services and related fees, as well as any other services being provided to the Company, supervises their work (including resolution of any disagreements between management and the independent auditor regarding financial reporting) and determines whether the independent auditor is independent

•     In consultation with management and the independent auditor considers the integrity of the Company’s financial reporting process and controls regarding finance, accounting and legal compliance

8 meetings
HUMAN RESOURCES COMMITTEE Jon R. Katzenbach—Chairperson Samuel H. Armacost Barbara M. Barrett Stephen C. Riggins John B. Shoven, Ph.D.	• Establishes the general compensation policies for all employees • Oversees the specific compensation plan for officers of the Company, including the CEO	6 meetings
CORPORATE GOVERNANCE AND NOMINATING COMMITTEE Barbara M. Barrett—Chairperson Samuel H. Armacost Jon R. Katzenbach Stephen C. Riggins John B. Shoven, Ph.D.

•     Identifies individuals to become qualified Board members

•     Makes recommendations to the Board regarding nominations for the Board

•     Oversees the Board’s annual evaluation of its performance

•     Reviews and recommends to the Board compensation for non-employee directors

•     Oversees corporate governance

7 meetings

The responsibilities of the Audit Committee, Human Resources Committee and the Corporate Governance and Nominating Committee are set forth in written charters for each committee, which are available on the Company’s website at: http://www.exponent.com/investors/corpgovernance.html.

Corporate Governance and Nominating Committee

As described in the table above, the Corporate Governance and Nominating Committee of the Board identifies individuals qualified to become Board members, recommends that the Board select the director nominees for the next annual meeting of stockholders, oversees the Board’s annual evaluation of its performance and reviews and recommends to the Board compensation for non-employee directors. The committee is also responsible for developing and recommending to the Board a set of corporate governance guidelines applicable to the Company and for periodically reviewing such guidelines. The members of the Corporate Governance and Nominating Committee are all independent directors within the meaning of applicable NASDAQ listing standards. The responsibilities of this committee are set forth in the Corporate Governance and Nominating Committee Charter, which is available on the Company’s website at: http://www.exponent.com/investors/corpgovernance.html.

The information below describes the criteria and process that the Corporate Governance and Nominating Committee uses to evaluate candidates to the Board of Directors.

Criteria for Nomination to the Board of Directors.    The Corporate Governance and Nominating Committee considers the appropriate balance of experience, skills and characteristics required of the Board of Directors, and seeks to insure that at least a majority of the directors are independent under the rules of the NASDAQ National Market, and that members of the Audit Committee meet the financial literacy requirements under the rules of the NASDAQ National Market and at least one of them qualifies as an “audit committee financial expert” under the rules of the SEC. Nominees for director are recommended to the Board on the basis of the appropriate size, function and needs of the Board, taking into account that the Board as a whole will have competency in the following areas: (i) industry knowledge; (ii) accounting and finance; (iii) business judgment; (iv) management; (v) leadership; (vi) business strategy; and (vii) corporate governance.

Stockholders’ Proposals for Nominees.    The Corporate Governance and Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Corporate Governance and Nominating Committee c/o the Secretary of the Company and should include (at a minimum) the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholder(s); and (c) appropriate biographical information and a statement as to the qualifications of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for the 2009 Annual Meeting.”

Process for Identifying and Evaluating Nominees.    The Corporate Governance and Nominating Committee believes the Company is well served by its current directors, and in the ordinary course re-nominates incumbent directors who continue to be qualified for Board service, have performed well and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the Corporate Governance and Nominating Committee may seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates are selected based on input from members of the Board, senior management of the Company and, if the Corporate Governance and Nominating Committee deems appropriate, a third-party search firm. The Corporate Governance and Nominating Committee will evaluate each candidate’s qualifications and check relevant references. In addition, such candidates will be interviewed by at least one member of the Corporate Governance and Nominating Committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the Corporate Governance and Nominating Committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a director. Although the Corporate Governance and Nominating Committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2008 Annual Meeting.    Mr. Armacost, Ms. Barrett, Mr. Gaulke, Mr. Katzenbach and Mr. Riggins are current directors standing for re-election. Dr. Shoven has been a director of the Company since August of 2007 but has not previously been subject to stockholder election. Dr. Shoven was initially identified by the Corporate Governance and Nominating Committee as a candidate for director through his professional activities including his position with Stanford University.

How to Contact the Board of Directors.    Interested parties wishing to contact the non-management directors of the Company may do so by writing to them at the following address: Corporate Secretary, 149 Commonwealth Drive, Menlo Park, CA 94025. All letters received will be categorized by the Company’s Corporate Secretary, and then forwarded to the Company’s non-management directors.

The Company does not have a policy requiring the directors to attend the annual stockholders’ meeting. However, all of the Company’s directors in office at the time of our last annual stockholders’ meeting attended that meeting, with the exception of Leslie Denend. It is expected that all of our directors then in office will attend the Annual Meeting.

Code of Business Conduct and Corporate Governance

The Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all of the Company’s employees, officers and members of the Board of Directors. The Company has also adopted a Code of Ethics applicable to its senior financial officers, including its Chief Executive Officer, Chief Financial Officer and Controller. Copies of both documents are available on the Company’s website at: http://www.exponent.com/investors/corpgovernance.html. The Company intends to disclose any waivers from these codes in a report on Form 8-K filed with the SEC.

Compensation of Directors

Members of the Board of Directors who are employees of the Company do not receive additional compensation for their services as directors of the Company. Non-employee members of the Board of Directors receive:

•	An annual cash retainer of $24,000;

•	An annual restricted stock unit grant valued at $40,000 that vests ratably over a three-year period;

•	$2,000 for attending each meeting of the Board of Directors;

•	$3,000 for service on the Human Resources Committee;

•	$7,500 for service on the Audit Committee;

•	$3,000 for service on the Corporate Governance and Nominating Committee;

•	$1,000 for participation in each conference call of the Audit Committee;

•	$1,000 for attending each meeting of any Committee other than the standing Committees;

•	$500 for participation in each conference call of any Committee other than the standing Committees;

•	$10,000 for serving as Lead Independent Director of the Board of Directors;

•	$7,500 for serving as Chairperson of the Audit Committee;

•	$3,000 for serving as Chairperson of the Corporate Governance and Nominating Committee;

•	$3,000 for serving as Chairperson of the Human Resources Committee; and

•	A restricted stock unit grant valued at $50,000 for each new independent director joining the Board that vests ratably over a three-year period.

DIRECTOR COMPENSATION TABLE

The following table sets forth information regarding director compensation during 2007:

Name	Fees Earned	Stock Awards (1)	Option Awards (2)	Total
Samuel H. Armacost	$55,331	$28,081	—	$83,412
Barbara M. Barrett	$43,875	$28,081	—	$71,956
Leslie G. Denend, Ph.D.	$20,960	$10,314	—	$31,274
Jon R. Katzenbach	$39,750	$28,081	—	$67,831
Stephen C. Riggins	$57,000	$28,081	$1,978	$87,059
John B. Shoven, Ph.D.	$15,500	$5,706	—	$21,206

(1)	The amounts in this column represent the expense recognized for financial statement reporting purposes in accordance with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123(R)”), (excluding forfeiture estimates) for unvested restricted stock unit awards. The value of these awards is amortized over the three year vesting period of the awards. The following director restricted stock unit awards were granted during 2007: Mr. Armacost 1,817, Ms. Barrett 1,817, Mr. Katzenbach 1,817, Mr. Riggins 1,817, and Dr. Shoven 1,988. The following director restricted stock unit awards were outstanding as of December 28, 2007: Mr. Armacost 5,477, Ms. Barrett 5,477, Mr. Katzenbach 5,477, Mr. Riggins 5,477, and Dr. Shoven 1,988.
(2)	The amounts in this column represent the expense recognized for financial reporting purposes in accordance with SFAS 123(R) (excluding forfeiture estimates) for stock option awards. The value of our stock option awards is amortized ratably over the four-year vesting period. The following director stock option awards were outstanding as of December 28, 2007: Mr. Riggins 20,000.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee of the Board of Directors does not constitute soliciting material and should not be considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee of the Board of Directors is responsible for general oversight of the Company’s financial accounting and reporting process. The committee’s primary responsibilities fall into three broad categories:

•

first, the committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company’s management, including discussions with management and the Company’s independent auditor about quarterly and annual financial statements and key accounting and reporting matters;

•

second, the committee is responsible for matters concerning the relationship between the Company and its independent auditor, including their appointment or removal; approving the scope of their audit services and related fees, as well as any other services being provided to the Company; and determining whether the independent auditor is independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1); and

•

third, the committee in consultation with management and the independent auditor considers the integrity of the Company’s financial reporting processes and controls regarding finance, accounting and legal compliance.

The committee’s responsibilities are presented in detail in the complete charter of the committee, which is available on the Company’s website at: http://www.exponent.com/investors/corpgovernance.html. The charter reflects standards set forth in the applicable SEC regulations and the NASDAQ National Market rules. Audit Committee members are independent as defined by these regulations and rules. The Board of Directors has determined that Mr. Riggins is an “audit committee financial expert” as such term is defined by these rules and regulations.

The committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention it considers necessary or appropriate to each of the matters assigned to it under the committee’s charter.

In overseeing the preparation of the Company’s financial statements, the committee met with both management and the Company’s independent auditor to review and discuss all quarterly and annual financial statements prior to their issuance and to discuss significant accounting issues. Management advised the committee that all financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the committee discussed the statements with both management and the independent auditor. The committee’s review included discussion with the independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees), which includes:

•	methods used to account for significant and unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates; and

•	disagreements with management, if any, over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

With respect to the Company’s independent auditor, the committee, among other things, discussed with KPMG LLP matters relating to its independence, including the disclosures made to the committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

On the basis of these reviews and discussions, the committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 28, 2007, for filing with the SEC.

Members of the Audit Committee(1)

Stephen C. Riggins, Chairperson

Samuel H. Armacost

John B. Shoven, Ph.D.

(1)

Leslie Denend was a member of the Audit Committee until May of 2007 when he did not stand for re-election to the Board. Barbara Barrett was a member of the Audit Committee from May of 2007 until August of 2007 when John Shoven was appointed to the Board. Dr. Shoven has been a member of the Audit Committee since August of 2007.

RELATIONSHIP WITH INDEPENDENT AUDITOR

KPMG LLP has been the independent auditor that audits the financial statements of the Company since 1987. In accordance with standing policy, KPMG LLP periodically changes the personnel who work on the audit. In addition to performing the audit of the Company’s consolidated financial statements, KPMG LLP provided various other services during 2007. The aggregate fees billed during 2007 and 2006 for each of the following categories of services are set forth below:

	Fiscal 2007 Fees	Fiscal 2006 Fees
Audit Fees	$589,000	$649,000	(1)
Audit-Related Fees	—	4,000
Tax Fees	90,000	97,000
All Other Fees	—	—

Total Fees	$679,000	$750,000

(1)	Includes $10,000 billed subsequent to the filing of the 2007 Notice of Annual Stockholders Meeting and Proxy Statement.

Audit Fees.    Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports. This includes fees for review of the tax provision and fees for accounting consultations on matters reflected in the financial statements. Audit fees also include audit or other attest services required by statute or regulation (foreign or domestic) such as comfort letters, consents, reviews of SEC filings, statutory audits in non-U.S. locations and reports on issuers’ internal controls required under the Sarbanes-Oxley Act.

Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.” These services for fiscal 2006 represented accounting consultations on proposed transactions.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditor

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT AUDITOR

The Audit Committee of the Board of Directors has appointed KPMG LLP, an independent registered public accounting firm, to audit the financial statements of the Company for the year ending January 2, 2009. KPMG LLP has audited the Company’s financial statements since 1987. A representative of KPMG LLP is expected to be present at the meeting, will have the opportunity to make a statement if he or she so desires, and is expected to be available to respond to appropriate questions.

Required Vote

The ratification of the appointment of KPMG LLP will require the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting.

In the event that the stockholders do not approve the selection of KPMG LLP, the Audit Committee of the Board of Directors will reconsider the appointment of the independent auditor.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL NO. 3

TO APPROVE THE 2008 EQUITY INCENTIVE PLAN

On April 8, 2008 the Board of Directors of the Company approved, subject to the approval of stockholders, the 2008 Equity Incentive Plan. The 2008 Equity Incentive Plan will provide for grants of stock awards, stock options, and cash awards to selected employees, directors and independent contractors. If stockholder approval is obtained for the 2008 Equity Incentive Plan then the 1999 Stock Option Plan, the Restricted Stock Award Plan and the 1998 Stock Option Plan will terminate immediately upon stockholder approval. As of April 2, 2008, there are 2,742,249 shares remaining available for grant under the 1999 Stock Option Plan and the Restricted Stock Award Plan. Both of these plans will expire by their terms on May 5, 2009 and no further awards can be granted after such date. As of April 2, 2008, there are 360,818 shares remaining available for grant under the 1998 Stock Option Plan. This plan will expire by its term on October 24, 2008. If the 2008 Equity Incentive Plan is not approved, the Company will continue to grant awards under the 1999 Stock Option Plan, the Restricted Stock Award Plan and the 1998 Stock Option Plan, until each plan expires according to its terms.

Equity compensation is a critical part of the Company’s total compensation program which is essential to the Company’s long-term success. The Company believes that its current equity compensation program is an important element in the retention of employees who are its key revenue generators. The 2008 Equity Incentive Plan provides for 1,200,000 shares of the Company’s common stock issuable to selected employees, directors, and independent contractors. As of April 2, 2008, there were 1,344,665 shares subject to stock options outstanding under the Company’s existing plans with a weighted average exercise price of $9.49 and a weighted average remaining term of 4.9 years. In addition, there were 943,773 shares subject to issuance under awards of restricted stock units.

The Company believes that as a high end consulting firm its people are its key asset and this requires a unique approach to equity compensation. The Company seeks to balance the need to attract, motivate and retain top talent in a highly competitive business with the need to manage its annual use of equity. Many of its competitors are privately held organizations owned by their key revenue generators. To remain competitive the use of equity is necessary to attract, motivate and retain the highest caliber consulting staff. Equity awards continue to represent a significant portion of the compensation package for most of its key revenue generators, not just senior management. During 2007 the Company awarded equity to 80 employees. The Company strongly believes that granting equity awards encourages employees to think and behave like owners, rewarding them when value is created for stockholders.

During the first quarter of 2004 the Company adopted its current equity compensation program. Under this program restricted stock units are granted to key revenue producers and senior management based on individual bonuses, ensuring that the top performers receive the highest portion of equity compensation. The Company believes this equity compensation program has had a significant positive impact on its financial results and overall business strategy. Net revenues have increased 45% from $125.9 million in fiscal 2003 to $183.1 million in fiscal 2007 and operating income has increased 77% from $16.9 million to $29.9 million over the same period of time. The Company’s market capitalization increased from $155.4 million at the end of fiscal 2003 to $392.6 million at the end of fiscal 2007 reflecting a total stockholder return of approximately 153% since 2003. In deciding whether to approve this proposal, stockholders should also consider the following key factors;

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The Company’s bonus pool is based on the profitability of the Company and is distributed based on each individual’s relative contribution to the overall performance of the Company. For 2003, the Company started to pay a portion of its key revenue producers and senior management’s earned annual bonuses in restricted stock units as a way to further align the interests of its employees with that of its stockholders and to further retain top talent. At the discretion of the Company, 20% to 40% of this group’s annual bonus is paid with fully vested restricted stock unit awards which are settled with shares of common stock four years from the grant date. This strategy uses equity as a substitute for cash in delivering performance-based pay to its employees. Each individual who has part of their bonus settled with a fully vested restricted stock unit award is also granted a matching number of unvested restricted stock unit awards that cliff vest four years from the date of grant. This program has resulted in an increase in stock ownership for the top performing consultants by tying up a portion of their annual bonus with restricted stock units, which are matched by the Company with unvested restricted stock units. By tying this program to individual bonuses it ensures that the top performing consultants receive the highest portion of equity compensation. This program has been well received by the Company’s employees and stockholders, has improved retention and the Company believes it has contributed to Exponent’s strong results over the past several years. While the fully vested units do not have the retention power of the unvested units the Company believes that they are an important part of aligning its key revenue producers and stockholders interest, but this does increase the number of shares issued annually and as a result it also increases the Company’s burn rate (as discussed below).

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Total potential dilution is equal to the total number of equity awards outstanding plus the pool of shares remaining for future awards, divided by the total of common shares outstanding, equity awards outstanding and the pool of shares remaining for future awards. The Company’s total potential dilution was 19.1% as of April 2, 2008, assuming the 2008 Equity Incentive Plan is approved by stockholders. Burn rate is equal to total awards granted divided by the basic weighted average shares outstanding. The Company’s three-year average burn rate for 2005 through 2007 was 2.2%.

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Between January 1, 2005 and April 2, 2008, the Company has utilized excess cash to re-purchase 3,432,000 shares of its common stock for $63 million. These repurchases represent 23% of the shares outstanding at April 2, 2008. The share repurchase program has been well received by stockholders and accretive to earnings although it has negatively impacted the calculation of total potential dilution and burn rate. Had the Company not made these repurchases its total potential dilution, assuming the 2008 Equity Incentive Plan is adopted, would have been 16.1% at April 2, 2008 and its three-year average burn rate for 2005 through 2007 would have been 2.0%.

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If the stockholders approve this Proposal No. 3, the total number of shares the Company will have available for future grant of equity awards under its compensation programs will decrease by approximately 1,903,067 shares.

The 2008 Equity Incentive Plan includes provisions designed to serve stockholders’ interests and promote effective corporate governance, including the following:

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No “Evergreen” Provision.    The 2008 Equity Incentive Plan fixes the number of shares available for future grants and does not provide for any increase based on an increase in the number of outstanding shares of common stock. Both the 1999 Stock Option Plan and the Restricted Stock Award Plan had annual evergreen provisions.

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No Discounted Stock Options.    The 2008 Equity Incentive Plan prohibits the granting of stock options at an exercise price that is less than the fair market value of the common stock on the date the stock option is granted. The 1999 Stock Option Plan has a similar provision.

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Limitation on Reuse of Shares.    Shares tendered or withheld to satisfy any Company withholding obligation will not become available for re-issuance under the Plan. Shares canceled under the 1999 Stock Option Plan and the Restricted Stock Award Plan will not increase the number of shares available for grant under the new plan.

•	No Stock Option Re-pricings. The 2008 Equity Incentive Plan explicitly prohibits re-pricing of awards. The 1999 Stock Option Plan does not have a similar provision.

•	Limitations on Material Amendments. Neither the 2008 Equity Incentive Plan nor any award may be materially amended unless stockholder approval is obtained.

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Administered by Independent Directors.    An independent Committee of the Board of Directors will administer the 2008 Equity Incentive Plan (although it may delegate certain responsibilities to others, as described below). The Board or any of its Committees were permitted to administer the 1999 Stock Option Plan and the Restricted Stock Award Plan.

The following is a summary of the material terms of 2008 Equity Incentive Plan (the Plan). It is qualified by reference to the full text of the plan, which is attached as Appendix A to this proxy statement. Stockholders are encouraged to review the 2008 Equity Incentive Plan carefully.

Types of Awards.    The Plan permits the Company to issue stock options (both incentive stock options designed to comply with Section 422 of the Internal Revenue Code (the Code) and nonstatutory stock options which will not so comply), stock awards (including stock appreciation rights, stock units, stock grants and other similar equity awards), and cash awards.

Administration.    The Company anticipates that the Plan will be administered by the Human Resources Committee of its Board (generally referred to as the “Administrator” of the Plan); however, with respect to grants to certain non-officer employees, the Administrator may from time to time delegate its authority to one or more officers of the Company. In any event, the Company will administer the Plan in accordance with applicable law including with applicable NASDAQ listing standards.

Eligibility.    Awards may be granted under the Plan to Exponent (and its affiliates) employees (including officers), consultants and members of the Company’s Board of Directors (including non-employee or outside board members). Incentive stock options may be granted only to employees of Exponent or its subsidiaries. The Administrator, in its discretion, selects the employees to whom stock options and other stock awards, as well as cash awards, may be granted, the time or times at which such awards are granted, and the terms of such awards.

Section 162(m) Limitations.    Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the company’s Chief Executive Officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from this deduction limit if it otherwise meets the requirements of Section 162(m). Stock options and other equity awards pursuant to which the recipient’s compensation is based solely on the appreciation of the value of the underlying shares from the date of grant until the date of the income recognition event may qualify as performance-based compensation if the company satisfies certain requirements in connection with the Plan under which the awards are granted. Specifically, the Plan must be stockholder-approved and must contain a limit on the number of shares that may be granted to any one individual under the Plan during a specified period. Accordingly, the Plan has provided that no employee may be granted options and other stock awards covering more than 200,000 shares in any calendar year, except that an employee may be granted equity awards covering up to an additional 400,000 shares during the year in which the employee’s service to Exponent commences.

The Plan also provides that Exponent may grant cash awards designed to qualify as performance-based compensation and specifies that the maximum amount payable under a cash award to any employee during a single calendar year is $1,000,000.

Additional requirements apply to certain forms of compensation, such as stock units and cash awards, in order for them to qualify as performance-based compensation, including a requirement that payment of the value of such awards be contingent upon achievement of performance goals that are established in a manner specified under Section 162(m) of the Code. The Plan permits Exponent to issue awards incorporating such performance objectives and provides that these performance objectives (“Qualifying Performance Criteria”) may be based upon either achievement in terms of absolute targets or increase (or in appropriate cases, decrease) in: Cash flow; earnings (including gross margin, earnings before interest, taxes, depreciation, amortization and stock-based compensation, earnings before taxes, and net earnings); earnings per share; stock price; return on equity or average stockholders’ equity; total stockholder return; return on assets or net assets; return on investment; revenue before reimbursements; income or net income; operating income or net operating income, in aggregate or per share; operating profit or net operating profit; operating margin; return on operating revenue; contract awards or backlog; overhead or other expense reduction; growth in stockholder value relative to the moving average of the S&P 500 Index or S&P SmallCap 600 Index; objective strategic plan development and implementation (including individual objective performance goals that relate to achievement of the Company’s or any business unit’s strategic plan). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

To the extent that the Administrator determines that an award will be granted subject to Qualifying Performance Criteria, such criteria will be specified with respect to a particular award by the Board’s Human Resources Committee in a manner designed to comply with Section 162(m). These criteria may be applied to Exponent as a whole or to a business unit, affiliate or business segment, either individually, alternatively or in any combination, and may be measured either annually or cumulatively over a period of years, on an absolute basis, or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the award agreement.

Assuming that Exponent’s stockholders approve this Proposal, the Company will be required under Section 162(m) to seek stockholder approval of the Plan’s Qualifying Performance Criteria again in 2013. The Plan also allows the Board or Human Resources Committee to grant Plan awards that do not comply with the Section 162(m) requirements at any time, as well as to grant awards outside of the Plan (to the extent otherwise permitted under applicable law).

Plan Characterization.    The Plan is not subject to the provisions of the Employment Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets.    Subject to any required action by Exponent’s stockholders, (1) the number of shares covered by each outstanding award, (2) the price per share subject to each outstanding award and (3) the share limitations as set forth in the Plan (including those established under Section 162(m)), will each be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Exponent’s stock, payment of dividend or distribution in a form other than stock (excepting normal cash dividends) that has a material effect on the fair market value of the shares of common stock or any other increase or decrease in the number of issued shares of Exponent’s stock effected without receipt of consideration by Exponent.

In the event of a liquidation or dissolution and unless otherwise determined by the Administrator, any unexercised options or other stock awards pursuant to which shares have not yet been issued will terminate.

In the event of a change in control of Exponent, as defined in the Plan and determined by the Administrator, the Administrator, in its discretion, may provide for the assumption, substitution or adjustment of each outstanding award, accelerate the vesting of options and terminate any restrictions on stock awards or cash awards, or cancel awards including for a cash payment to the awardee.

Nontransferability of Awards.    Unless otherwise determined by the Administrator, awards granted under the Plan are not transferable other than by will or the laws of descent and distribution, and options may be exercised during the optionee’s lifetime only by the optionee. The Administrator will have the sole discretion to permit the transfer of an award to family members and other persons and entities permitted under the rules applicable to the Form S-8 registration statement (as now or hereafter in effect, or to any successor form); however, the transferability of incentive stock options is restricted under the Code.

New Plan Benefits.    Because benefits under the Plan will depend on the Administrator’s actions and the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by employees, officers, directors, and consultants if the Plan is approved by the stockholders. Additional information about the equity award grants during fiscal 2007 to the Named Executive Officers is set forth in the Grant of Plan-Based Awards table.

Amendment and Termination of the Plan.    The Board may amend, alter or suspend the Plan, or any part thereof, at any time and for any reason. However, Exponent will obtain stockholder approval for any amendment to the Plan to the extent required by applicable laws or stock exchange rules. In addition, unless approved by Exponent stockholders, no such amendment will be made that would: (1) increase the maximum number of shares for which awards may be granted under the Plan, other than an increase pursuant to a change in capitalization, dissolution or change in control, (2) increase the share or cash limit described above, (3) reprice or otherwise reduce the exercise price of outstanding options other than an adjustment pursuant to a change in capitalization, dissolution or change in control, or (4) expand the class of persons eligible to receive awards under the Plan. No such action by the Board or stockholders may alter or impair any award previously granted under the Plan without the written consent of the participant (except for certain changes specified in the Plan). Unless terminated earlier, the Plan will terminate ten years from the date of its approval by the stockholders.

Summary of Options, Stock Awards and Cash Awards

Options.    Each option is evidenced by a stock option agreement between Exponent and the optionee and is subject to the following additional terms and conditions. The Plan allows the Administrator broad discretion to determine the terms of individual options.

Exercise Price.    The Administrator determines the exercise price of options at the time the options are granted. The exercise price of options granted under the Plan may not be less than 100% of the fair market value of the common stock on the date such option is granted (incentive stock options granted to employees who are also 10% stockholders must have an exercise price equal to 110% of the fair market value of the stock on the date of grant). Exponent may grant options with exercise prices equal to less than 100% of the fair market value of the underlying option shares on the date of grant in connection with an acquisition by Exponent of another company. The fair market value means, as of any date, the value of a share of Common Stock or other property as determined by the Administrator, in its discretion, or by the Company herein, subject to the plan’s requirement that if the Company’s common stock is trading on a national or regional securities exchange or market system, the fair market value will generally be the closing price for that day as quoted on that exchange or system.

As of April 2, 2008, the closing price of common stock was $34.25 per share. No option may be repriced to reduce the exercise price of such option without stockholder approval (except in connection with a change in Exponent’s capitalization, such as a stock split or a recapitalization).

Exercise of Option; Form of Consideration.    The Administrator determines when options become vested and exercisable, and in its discretion may accelerate the vesting and/or exercisability of any outstanding option. Exponent’s standard employee option vesting schedule is twenty-five percent per year. The means of payment for shares issued upon exercise of an option are specified in each option agreement. The Plan permits payment to be made by cash, check, wire transfer, other shares of common stock of Exponent (with some restrictions), broker assisted same-day sales, cashless net-exercise arrangements, any other form of consideration permitted by applicable law, or any combination of these methods.

Term of Option.    The term of an option may be no more than ten years from the date of grant (or up to ten and one-half years in certain jurisdictions outside of the United States). No option may be exercised after the expiration of its term.

Termination of Employment.    If an optionee’s employment terminates for any reason (other than as described below), then all options held by the optionee under the Plan generally will be exercisable until the earlier of three months following the optionee’s termination or the expiration of the term of the option; provided that the Administrator may in the stock option agreement specify a period of time (but not beyond the expiration date of the option) following the optionee’s termination during which the optionee may exercise the option as to shares that were vested and exercisable as of the optionee’s termination date. The term of an option may also be extended automatically for specified periods following termination of the optionee’s employment under certain circumstances.

Death or Disability.    Generally, if an optionee’s employment terminates as a result of optionee’s death or disability, then all options that are vested and exercisable as of the date of termination may be exercised for one year following the date of termination due to optionee’s death or disability, provided that no option may be exercised after the expiration of its term.

Other Provisions.    The stock option agreement may contain other terms, provisions and conditions not inconsistent with the Plan, as may be determined by the Administrator.

Stock Awards.    Each stock award is evidenced by an award agreement between Exponent and the participant. The Plan allows the Administrator broad discretion to determine the terms of individual stock awards.

General Terms.    Each stock award agreement will contain provisions regarding (1) the number of shares subject to such stock award or a formula for determining such number, (2) the purchase price of the shares, if any, and the means of payment for the shares, (3) the performance criteria (including the Qualifying Performance Criteria), if any, and level of achievement versus these criteria that will determine the number of shares granted, issued, retainable and vested, as applicable, (4) such terms and conditions on the grant, issuance, vesting and forfeiture of the shares, as applicable, as may be determined from time to time by the Administrator, (5) restrictions on the transferability of the stock award, and (6) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator.

Vesting.    The vesting of a stock award may (but need not) be subject to performance criteria (including Qualifying Performance Criteria), continued service of the participant, other market conditions or a combination of these conditions. The Administrator has the authority to accelerate vesting of an outstanding stock award. Exponent’s restricted stock unit grant program is discussed in more detail above.

Termination of Employment.    In the case of stock awards, including stock units, unless the Administrator determines otherwise, the award agreement will generally provide that the unvested stock or stock units will be forfeited upon the participant’s termination of employment.

Cash Awards.    Cash awards granted under the Plan will generally be made to individuals who are, or who the Company anticipates may be, among its most highly compensated officers (such individuals being those employees whose compensation may not be fully deductible by Exponent under Code Section 162(m) if it exceeds with respect to a given year the limits imposed by that section). Each cash award granted under the Plan will be subject to Qualifying Performance Criteria and will be reflected in an agreement containing provisions regarding (1) the target and maximum amount payable to the participant as a cash award, (2) the Qualifying Performance Criteria and level of achievement versus the criteria that will determine the amount of such payment, (3) the period as to which performance will be measured for establishing the amount of any payment, (4) the timing of any payment earned by virtue of performance, (5) restrictions on the alienation or transfer of the cash award prior to actual payment, (6) forfeiture provisions, and (7) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a cash award that is settled for cash may be a multiple of the target amount payable. The maximum amount payable pursuant to a cash award granted under the Plan for any fiscal year may not exceed U.S. $1,000,000. Nothing in the Plan prevents the Company from granting cash awards outside of the Plan to any individual.

Federal Income Tax Consequences of Options, Stock Awards and Cash Awards under the Plan

The following is only a summary of the effect of U.S. federal income taxation upon awardees and Exponent with respect to the grant, vesting and exercise of awards under the Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of the employee’s death or the income tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

Incentive Stock Options.    An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax you must pay each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that alternative minimum tax income exceeds “regular” federal income tax for the year (computed without regard to certain credits and special taxes).

Upon a disposition of the shares acquired on exercise of an incentive stock option more than two years after grant of the option and one year after exercise of the option, the optionee will recognize long-term capital gain or loss equal to the difference between the sale price and the exercise price. If the holding periods are not satisfied, then: (1) if the sale price exceeds the exercise price, the optionee will recognize capital gain equal to the excess, if any, of the sale price over the fair market value of the shares on the date of exercise and will recognize ordinary income equal to the difference, if any, between the lesser of the sale price or the fair market value of the shares on the exercise date and the exercise price; or (2) if the sale price is less than the exercise price, the optionee will recognize a capital loss equal to the difference between the exercise price and the sale price. Unless limited by Section 162(m) of the Code, Exponent is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income.

Nonstatutory Stock Options.    An optionee does not recognize any taxable income at the time a nonstatutory stock option is granted. Upon exercise of vested shares, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of Exponent is subject to tax withholding by Exponent. Unless limited by Section 162(m) of the Code, Exponent is entitled to a deduction in the same amount as and at the time the optionee recognizes ordinary income. Upon a disposition of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.

Stock Awards.    Stock awards will generally be taxed in the same manner as nonstatutory stock options, meaning that the employee will generally recognize income in an amount equal to the excess of the fair market value of the shares (typically measured as of the vesting date) over any amount the employee paid for the shares. Except with respect to Restricted Stock Units, an employee who receives unvested shares of stock under a stock award may make an election at the time of grant to recognize income based upon the fair market value of the stock on the grant date. Certain of the Company’s restricted stock unit awards incorporate income recognition deferral features, which delay the date on which the employee recognizes income for certain purposes. Ordinary income recognized by an employee with respect to a stock award will be subject to tax withholding by Exponent. Unless limited by Section 162(m) of the Code, Exponent is entitled to a deduction in the same amount as and at the time the employee recognizes ordinary income.

Cash Awards.    Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received will be subject to tax withholding by Exponent. Unless limited by Section 162(m) of the Code, Exponent will be entitled to a tax deduction in the amount and at the time the recipient recognizes compensation income.

Accounting Treatment

Exponent will recognize compensation expense in connection with awards granted under the Plan as required under applicable accounting standards, including with respect to equity awards under Statement of Financial Accounting Standards No. 123(R). Exponent currently amortizes compensation expense associated with equity awards over an award’s requisite service period and establishes fair value of equity awards in accordance with applicable accounting standards.

Required Vote

Approval of the 2008 Equity Incentive Plan will require the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE 2008 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 4

TO APPROVE THE 2008 EMPLOYEE STOCK PURCHASE PLAN

On April 8, 2008 the Board of Directors of the Company approved, subject to the approval of stockholders, the 2008 Employee Stock Purchase Plan. The 2008 Employee Stock Purchase Plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. It will allow employees to purchase stock through regular payroll deductions at a 5% discount to the market value of Exponent common stock on the last date of each offering period (Purchase Date). If stockholder approval is obtained for the 2008 Employee Stock Purchase Plan the existing Employee Stock Purchase Plan established in 1992 will terminate effective immediately such that no new offering periods will commence under that plan. A total of 200,000 shares of common stock may be issued under the 2008 Employee Stock Purchase Plan. As of April 2, 2008 there are 1,093,781 shares authorized to be distributed under the existing Employee Stock Purchase Plan established in 1992. The Employee Stock Purchase Plan established in 1992 will expire by its term on May 5, 2009 and no further offering periods will commence after such date.

The 2008 Employee Stock Purchase Plan will allow employees to purchase stock through regular payroll deductions. If an employee so elects, a monthly payroll deduction enables the employee to purchase Company stock at a 5% discount on the date of purchase. Management and the Board of Directors believe that it is important for employees to have the ability to participate in ownership of the Company. This benefit is an integral, long-standing, and valued aspect of the Company’s benefit plan; to lose this benefit would be a loss both to the Company and its employees.

Exponent expects that, based upon the structure of the 2008 Employee Stock Purchase Plan, the Company will not be required to record compensation expenses for financial statement purposes in connection with the rights to purchase stock granted to employees under the 2008 Employee Stock Purchase Plan.

The following is a summary of the material terms of the 2008 Employee Stock Purchase Plan (ESPP). It is qualified by reference to the full text of the plan, which is attached as Appendix B to this proxy statement. Stockholders are encouraged to review the 2008 Employee Stock Purchase Plan carefully.

Administration.    The ESPP may be administered by the Board or by a committee appointed by the Board. Exponent anticipates that the ESPP will be administered by the Human Resources Committee of the Board. In any event, Exponent will administer the ESPP in accordance with applicable law including with applicable Nasdaq listing standards.

Eligibility.    Any person who is customarily employed by Exponent (or any of its majority-owned subsidiaries designated by the Board of Directors) for at least 20 hours per week and more than five months in any calendar year and is not deemed to own stock or options to purchase stock constituting 5% or more of the total voting power of stock of Exponent is eligible to participate in the ESPP, provided that the employee is employed prior to the commencement of an Offering Period (as defined below) and is not an individual providing services to Exponent or its subsidiaries as an independent contractor and is reclassified as a common law employee for any reason except federal income and employment tax purposes.

Plan Characterization.    The ESPP is not subject to the provisions of the Employment Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code.

Adjustments upon Changes in Capitalization, Merger or Sale of Assets.    Subject to any required action by Exponent’s stockholders, (1) the number of shares covered by each outstanding option, (2) the price per share subject to each outstanding option and (3) the maximum number of shares that may be purchased by a participant on any purchase date will each be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a stock split or the payment of stock dividend or any other increase or decrease in the number of issued shares of Exponent’s stock effected without receipt of consideration by Exponent.

In the event of a dissolution or liquidation of Exponent, each Offering Period under the ESPP then in progress will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Administrator.

In the event of a change in control transaction of Exponent, each outstanding right to purchase shares under the ESPP will be assumed or an equivalent right will be substituted by Exponent’s successor corporation or a parent or subsidiary of such successor corporation unless Exponent’s Board determines in lieu of such assumption or substitution that a participant will have the right to exercise the option as to all the optioned stock. Each Offering Period then in progress will be shortened and a new Purchase Date will be set (the “New Purchase Date”), as of which date any Offering Period then in progress will terminate. The New Purchase Date will be on or before the date of consummation of the change in control and the Administrator will notify each participant in writing prior to the New Purchase Date, that the Purchase Date for his or her purchase right has been changed to the New Purchase Date and that his or her purchase right will be fully exercisable on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period.

Nontransferability of Awards.    Unless otherwise determined by the Administrator, purchase rights granted under the ESPP are not transferable other than by will or the laws of descent and distribution.

New Plan Benefits.    Because benefits under the ESPP will depend on the fair market value of common stock at various future dates, it is not possible to determine the benefits that will be received by employees if the ESPP is approved by the stockholders. During 2007 two Named Executive Officers participated in the ESPP plan.

Offering Dates.    In general, the ESPP will be implemented by a series of three-month offering periods (“Offering Periods”) commencing on the first business day of each fiscal quarter of each year and ending on the last business day of the fiscal quarter, with the last day of each Offering Period being designated a “Purchase Date.” The first Offering Period to commence after the date of this Proxy will commence on June 28, 2008, assuming that the stockholders approve the ESPP. That first Offering Period will end on September 26, 2008. The Company has the ability to change the timing, duration and structure of the offering periods under the ESPP without seeking stockholder approval.

Purchase Price.    The purchase price per share at which shares are sold under the ESPP is ninety-five per cent (95%) of the fair market value of the common stock on the applicable Purchase Date. The fair market value on a given date will be the closing price on the Purchase Date of a share of Exponent’s common stock (or, in the event that the common stock is not traded on such date, on the immediately preceding trading date). The Board may not provide for a discount greater than 5% from the Purchase Date fair market value.

Participation in the ESPP; Payment of Purchase Price.    Eligible employees may participate in the ESPP by completing a subscription agreement in the form provided by Exponent and filing it with Exponent on a date prescribed by the Administrator prior to the first business day of the applicable Offering Period. The subscription agreement currently authorizes payroll deductions of up to fifteen per cent of the participant’s eligible compensation. The purchase price of the shares is accumulated by payroll deductions during the applicable Offering Period. Eligible compensation is defined in the ESPP to include base salary, wages, commissions, overtime, and paid time off but exclusive of payments for shift premiums, incentive compensation, inventive payments, bonuses, equity compensation amounts and other compensation. A participant may discontinue his or her participation in the ESPP at any time during the Offering Period prior to a Purchase Date, and may decrease the rate of his or her payroll deductions to zero percent once during an ongoing Offering Period by completing and filing a new subscription agreement. Payroll deductions will commence on the first payroll following the Offering Date and will end on the last payroll paid on or prior to the Purchase Date of the Offering Period. No interest accrues on the payroll deductions of a participant in the ESPP.

Purchase of Stock; Exercise of Option.    By executing a subscription agreement to participate in the ESPP, the participant accepts the grant of an ESPP option to purchase shares during an Offering Period. The number of shares purchased by a participant will be determined by dividing the amount of the participant’s total payroll deductions for such offering accumulated prior to the Purchase Date by the purchase price applicable for the Offering Period. Unless the participant’s participation is discontinued, each participant’s option for the purchase of shares will be exercised automatically on each Purchase Date at the applicable price. Notwithstanding the foregoing, no participant will be permitted to purchase shares under the ESPP which (with all rights to purchase stock under all similar stock plans of Exponent or of a parent or of any of Exponent’s subsidiaries) exceed $25,000 in fair market value, determined as of the Offering Date of the Offering Period in which the participant is participating during each calendar year in which an option to purchase stock under the ESPP is outstanding. In addition, no participant will be permitted to purchase more than a specified number of shares on any Purchase Date. The maximum number is currently set at 2,500 shares although the Company can change this limit at its discretion and the per-period share limit will adjust upon a stock split or similar transaction. Furthermore, if the number of shares which would otherwise be placed under option at the beginning of an Offering Period exceeds the number of shares then available under the ESPP, a pro rata allocation of the available shares will be made in as equitable a manner as is practicable.

Withdrawal.    A participant’s interest may be terminated in whole, but not in part, by signing and delivering to Exponent a notice of withdrawal from the ESPP. Such withdrawal may be elected prior to a Purchase Date under the ESPP under procedures established by the Company.

Any withdrawal by the participant of accumulated payroll deductions for a given Offering Period automatically terminates the participant’s interest in that Offering Period. All of the participant’s contributions credited to his or her account will be paid to him or her promptly after receipt of his or her notice of withdrawal. A participant’s withdrawal from an Offering Period does not have an effect upon such participant’s eligibility to participate in subsequent Offering Periods under the ESPP; however, the participant may not re-enroll in the same Offering Period after withdrawal.

Termination of Employment.    Upon termination of the participant’s continuous status as an employee prior to a Purchase Date of an Offering Period for any reason, including retirement or death, the contributions credited to his or her account will be returned to him or her, without interest, or, in the case of his or her death, to the person or persons entitled thereto, and his or her option will be automatically terminated.

Amendment and Termination of the ESPP.    The Administrator may amend, alter or discontinue the ESPP, but Exponent will obtain stockholder approval for any amendment to the ESPP to the extent required by applicable laws or stock exchange rules. In addition, unless approved by the stockholders of the Company, no such amendment will be made that would increase the maximum number of shares for which a purchase right may be granted under the ESPP or expand the class of persons eligible to receive purchase rights under the ESPP. No such action by the Administrator or the stockholders may impair any option without the written consent of the participant except as described below.

An Offering Period, or the ESPP, may be terminated by the Administrator on a Purchase Date or by the Administrator’s setting a new Purchase Date with respect to an Offering Period then in progress if the Administrator determines that termination of the ESPP and/or the Offering Period is in the best interests of Exponent and its stockholders, or if continuation of the ESPP and/or the Offering Period would cause Exponent to incur accounting charges in connection with the ESPP that the Administrator determines to be contrary to the best interests of the Company and its stockholders. Without stockholder consent and without regard to whether any participant rights may be considered to have been adversely affected, the Administrator or a committee may change the Offering Periods, limit the frequency and/or number of changes in the amount of contributions withheld from a participant’s compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in Exponent’s processing of properly completed withholding elections, change the amount of the discount from the fair market value of a share for purposes of establishing the purchase price for a future Offering Period, (but subject to the limitation described above) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of common stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the ESPP.

Federal Income Tax Consequences of the ESPP

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify for the federal income tax treatment provided to employee stock purchase plans and their participants under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in a manner that depends upon the holding period of the shares. If the shares are sold or otherwise disposed of (including by gift) more than two years from the grant date for (typically the first day of the offering period) and more than one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to five percent (5%) of the fair market value of the shares as of the first day of the Offering Period. Any additional gain or loss will be treated as long-term capital gain or loss. If the shares are sold or otherwise disposed of (including by gift) before the expiration of either of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on whether or not the disposition occurs more than one year after the date the shares are purchased. Exponent is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by a participant upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Required Vote

Approval of the 2008 Employee Stock Purchase Plan will require the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE 2008 EMPLOYEE STOCK PURCHASE PLAN.

STOCK OWNERSHIP

The following table indicates beneficial ownership of the Company’s common stock as of April 2, 2008. It includes stockholders known by the Company to beneficially own more than 5% of the Company’s common stock, the Company’s directors, the executive officers of the Company named in the Summary Compensation Table (see page 33), and the directors and executive officers of the Company as a group. A total of 14,731,856 shares of the Company’s common stock were issued and outstanding as of April 2, 2008.

Name	Number of Shares (1)	Percent of Total (1)
Royce & Associates, LLC (2)	1,605,450	10.9%
1414 Avenue of the Americas
New York, NY 10019
Neuberger Berman, Inc. (2)	778,535	5.3%
605 Third Avenue
New York, NY 10158
Michael R. Gaulke (3)	697,452	4.6%
c/o Exponent, Inc.
149 Commonwealth Drive
Menlo Park, CA 94025
Richard L. Schlenker (4)	293,039	2.0%
Paul R. Johnston (5)	225,334	1.5%
Samuel H. Armacost (6)	143,946	1.0%
Robert D. Caligiuri, Ph.D. (7)	139,961	*
Barbara M. Barrett (6)	44,026	*
Stephen C. Riggins (8)	24,026	*
Jon R. Katzenbach (6)	7,226	*
John B. Shoven, Ph.D. (9)	0	*
Elizabeth L. Anderson, Ph.D.	0	*
All Directors & Executive Officers (14 persons) (10)	1,625,073	10.4%

*	Represents less than one percent of the outstanding common stock of the Company.
(1)	The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission (“SEC”), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under SEC rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares that the individual has the right to acquire within sixty days of April 2, 2008, through the exercise of any stock option or other right. The denominator of the calculation consists of shares the director’s and executive officer’s have the right to acquire through the exercise of any stock option or other right within sixty days of April 2, 2008, plus the Company’s total shares outstanding as of April 2, 2008. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his or her spouse) with respect to the shares shown as beneficially owned.
(2)	As indicated on a Form 13G filed with the SEC on January 28, 2008 for Royce & Associates, LLC and on February 12, 2008 for Neuberger Berman, Inc.
(3)	Includes 346,026 shares of common stock subject to options exercisable within sixty days of April 2, 2008.
(4)	Includes 233,389 shares of common stock subject to options exercisable within sixty days of April 2, 2008.
(5)	Includes 178,000 shares of common stock subject to options exercisable within sixty days of April 2, 2008.
(6)	Includes 2,020 shares of common stock to be issued upon the conversion of restricted stock units within sixty days of April 2, 2008.
(7)	Includes 90,000 shares of common stock subject to options exercisable within sixty days of April 2, 2008.

(8)	Includes 20,000 shares of common stock subject to options exercisable within sixty days of April 2, 2008 and 2,020 shares of common stock to be issued upon the conversion of restricted stock units within sixty days of April 2, 2008.
(9)	Dr. Shoven became a director of the Company in August of 2007.
(10)	Includes 882,415 shares of common stock subject to options exercisable within sixty days of April 2, 2008 and 8,080 shares of common stock to be issued upon the conversion of restricted stock units within sixty days of April 2, 2008.

Compliance with Section 16(a) of the Securities Exchange Act

The Company believes that during 2007, all filings with the SEC, by its executive officers, directors and 10% stockholders complied with requirements for reporting ownership or changes in ownership of Company common stock pursuant to Section 16(a) of the Securities Exchange Act of 1934, except for the following: A failure to file a Form 4, Statement of Changes in Beneficial Ownership, on a timely basis for Paul R. Johnston, with regards to a sale of Company stock that took place on February 21, 2007. The Form 4 for Dr. Johnston was filed on February 26, 2007. A failure to file a Form 4, Statement of Changes in Beneficial Ownership, on a timely basis for Paul D. Boehm, Ph.D., Robert D. Caliguiri, Ph.D., Michael R. Gaulke, Paul R. Johnston, Ph.D. Subbaiah V. Malladi, Ph.D., Roger L. McCarthy, Ph.D., John E. Moalli, Sc.D., John D. Osteraas, Ph.D. and Richard L. Schlenker with regards to grants of restricted stock units that took place on March 9, 2007. The Form 4s for these grants were filed on March 14, 2007.

Compensation Committee Interlocks and Insider Participation

During 2007, Ms. Barrett and Messrs. Armacost, Denend, Katzenbach, Riggins and Shoven served as members of the Human Resources Committee. No member of the Human Resources Committee is or was formerly an officer or an employee of the Company or any of its subsidiaries.

No interlocking relationship exists between the Company’s Board of Directors or Human Resources Committee and the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

EXECUTIVE OFFICER COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

General Philosophy.    In order to align management’s incentives with the long-term interests of our stockholders, to create a sense of partnership, and to provide a retention vehicle, we strive to compensate our executive officers competitively with executives and consulting professionals throughout the industry and geographies in which we operate. Executive officer compensation is based on the performance of the Company, individual achievements, and the competitive environment. Individual performance assessments are based on both objective and subjective appraisals of financial performance, professional accomplishments and leadership that meet the level of excellence demanded by the Company. We use a total compensation approach for our executive officers, in which each element of compensation is reviewed individually and considered collectively with the other elements of our compensation program to ensure that it is consistent with the objectives of both that particular element of compensation and our overall compensation program. Our compensation program consists of the following elements: base salary, bonus, equity compensation and other benefits.

Board Process.    The responsibility for determining the compensation of our executive officers has been delegated by the Board of Directors to the Human Resources Committee (the “Committee”). During 2006, the Committee engaged a compensation consultant to provide recommendations regarding performance objectives and market data used in setting the total compensation for our Chief Executive Officer. The Committee reviews the Chief Executive Officer’s written assessment of his performance, evaluates the performance of the Chief Executive Officer relative to his objectives and determines the appropriate compensation. For the other executive officers, the Chief Executive Officer evaluates their performance and presents his evaluation and compensation recommendations to the Committee for review and approval. The Committee approves the compensation for all executive officers. The Committee also approves all equity compensation grants. The Charter of the Committee is available on the Company’s website at: http://www.exponent.com/investors/corpgovernance.html.

Elements of Compensation Program

Base Salary.    We believe that competitive base salaries are necessary to attract and retain management talent critical to achieving our business objectives. We strive to provide base salaries commensurate with comparable executives at professional service organizations of similar size and location and with consulting professionals of similar background and experience working for both professional service organizations and in private practice. Base salaries are reviewed annually and adjusted to realign salaries with market levels after taking into account the performance of the Company, as well as the individual’s responsibilities and performance. The level of total compensation relative to our other executive officers is also considered when determining executive officer base salaries.

For 2007, our Chief Executive Officer received a base salary of $575,000. For 2008, we concluded that his salary would not be increased. The 2007 base salaries for the other Named Executive Officers (the Chief Executive Officer, the Chief Financial Officer and the other three most highly compensated executive officers (the “Named Executive Officers”)) were as follows; Dr. Anderson $435,000, Dr. Johnston $465,000, Dr. Caligiuri $470,000, and Mr. Schlenker $280,000. Effective April 1, 2008, the base salaries for the other Named Executive Officers were increased to the following amounts; Dr. Anderson $455,000, Dr. Johnston $480,000, Dr. Caliguiri $490,000, and Mr. Schlenker $320,000. The increase in base salary for Dr. Anderson, Dr. Johnston, Dr. Caligiuri, and Mr. Schlenker was determined based on rising salaries in the general market, strong performance of the Company and their individual contributions.

We entered into an employment agreement with Dr. Anderson effective June 5, 2006. Under the agreement Dr. Anderson will be an exempt at will employee of Exponent eligible to participate in all the Company’s compensation and benefit programs. Per the terms of this agreement Dr. Anderson received a $1 million contribution under the Company’s deferred compensation plan. One-eigth of this contribution vests on each three-month anniversary of Dr. Anderson’s date of hire, provided that she remains a full-time employee. The agreement includes a five-year non-compete provision.

Our other Named Executive Officers are at will employees and are not party to an employment agreement with the Company.

Bonus.    Annual bonuses are designed to create an incentive and reward executive officers for their contributions to the Company’s performance by making a significant portion of their total compensation variable. Our annual bonuses are funded with the profits of the Company. The bonus pool is distributed based on each individual’s relative contribution to the overall performance of the Company. Our bonus plan covers all employees, including executive officers, and the bonus pool is equal to 33% of pre-tax income before bonuses, stock-based compensation and interest income. An additional amount up to the Chief Executive Officer’s target bonus will be added to the bonus pool if the Chief Executive Officer’s objectives for increasing profit and revenue are exceeded. Up to 40% of each executive officer’s annual bonus is settled with vested stock unit awards for which each executive officer has the right to receive shares of our common stock four years from the date of grant. The remainder of each executive officer’s annual bonus is settled in cash.

Where an executive officer has responsibilities for both providing direct consulting services to clients and managing a business unit, his or her performance is generally weighted toward the direct consulting activities. For an executive officer who has broader corporate responsibilities, such as our President and Chief Operating Officer, and Chief Financial Officer, his or her performance is based on that officer’s actual role and responsibilities.

For 2007, the performance objectives for our Chief Executive Officer were to increase profit, increase revenue, and demonstrate leadership. The Committee established the target bonus level for our Chief Executive Officer equal to his base salary with the maximum payout set at two times the target bonus level. Each of the three performance objectives for our Chief Executive Officer are equally weighted and include a combination of quantitative and qualitative assessments of the Chief Executive Officer’s contribution to achieving these objectives.

The Human Resources Committee set Michael R. Gaulke’s, Chief Executive Officer of the Company, target bonus for 2007 at his base salary of $575,000. The maximum payout was set at two times the target bonus. Mr. Gaulke’s performance was evaluated based on the objectives listed below:

•	Increase profit—increase earnings before interest, taxes, depreciation and amortization, and stock-based compensation (EBITDAS) margin, leverage infrastructure, and improve utilization.

•	Increase revenue—increase revenues before reimbursements, pursue strategic growth initiatives, grow headcount, and increase focus on business development of senior staff.

•	Demonstrate leadership—increase focus on recruiting, enhance staff development programs, retain key consulting staff, and provide strategic direction.

With respect to the first objective, increase profit, and the second objective, increase revenue, the Committee recognized that overall the objectives were exceeded. With respect to the third objective, demonstrate leadership, the Committee recognized that this objective was met. Based on the Committee’s evaluation Mr. Gaulke’s 2007 bonus was 156.5% of his target bonus.

We do not have target bonuses for our other Named Executive Officers. The bonuses for the other Named Executive Officers were determined based on the size of our bonus pool and their relative contribution to the overall performance of the Company. Total compensation was also considered when determining the annual bonuses for our other Named Executive Officers.

Equity Compensation.    Our equity compensation program is designed to align executive officers and stockholders interests, create a sense of partnership, provide a retention vehicle which is needed in a competitive environment and to provide a competitive total compensation package. We use a combination of restricted stock units and stock options to achieve these objectives.

Up to 40% of each executive officer’s annual bonus is settled with fully vested restricted stock unit awards. Under these awards each executive officer has the right to receive shares of our common stock four years from the date of grant. Each executive officer who received a fully vested restricted stock unit award is also granted a matching number of unvested restricted stock unit awards. These unvested restricted stock unit awards cliff vest four years from the date of grant provided the holder has met certain employment conditions. In the case of retirement at 59 1/2 years or older, all unvested restricted stock unit awards will continue to vest provided the executive officer does all consulting work through the Company and does not become an employee for a past or present client, beneficial party or competitor of the Company.

Our practice is to determine each executive officer’s bonus and the dollar amount of vested and unvested restricted stock unit awards following the availability of financial results for the prior year. With the exception of significant promotions and new hires, we generally grant restricted stock unit awards once the allocation of our bonus pool has been determined. For restricted stock unit awards granted during 2006 our plan defined the fair market value of the restricted stock unit awards as the closing price of our stock on the day prior to the grant. We believe that the closing price of our stock on the date of grant is a better measure of fair value. As such for restricted stock unit awards granted subsequent to 2006 our plan was amended such that the fair market value of the restricted stock unit awards was determined based upon the closing price of our stock on the day of grant. Restricted stock unit award grants related to fiscal 2005 bonuses were made on March 10, 2006, for fiscal 2006 bonuses on March 9, 2007 and for fiscal 2007 bonuses on March 14, 2008. Our annual review process and the Human Resources Committee’s schedule was determined several months in advance, and the proximity of any awards to earnings announcements or other market events is coincidental.

We generally grant options during the first quarter. For 2006, our plan defined the exercise price of stock option awards granted as the average of the high bid and low ask price of our common stock on the day prior to the grant. We believe that the closing price of our stock on the date of grant is a better measure of fair value. As such, for stock option awards granted subsequent to 2006 our plan was amended such that the exercise price of the stock option was equal to the closing price of our stock on the day of grant. Our option awards vest ratably over a four-year period beginning on the grant date. During 2007, we granted stock options to our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer, to be competitive in the marketplace and to provide an incentive for future performance.

Nonqualified Deferred Compensation.    We also have a nonqualified deferred compensation plan under which we provide Officers, Directors and Principals the opportunity to elect to defer the receipt of compensation. Participants in the plan may elect to defer up to 100% of their compensation to include base salary and bonus. We also retain the discretion to make company contributions for any participant.

Other Benefits.    Executive officers participate in our other benefit plans on the same terms as other employees. These plans include medical and dental insurance, life insurance, an employee stock purchase plan and company contributions to each employee’s 401(k) plan. We also provide vacation and other paid holidays to all employees, including executive officers.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Tax Code”), places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to each of our five most highly paid executive officers. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Our 1999 Incentive Stock Option Plan enables compensation recognized in connection with the exercise of options to qualify as an exception to the deduction limit. Base salary, bonuses, and restricted stock unit awards do not qualify as exceptions to the deduction limit.

Compensation Accounting Matters

Our Human Resources Committee also considers the accounting and cash flow implications of various forms of executive compensation. In our financial statements, we record salaries and bonuses as expenses in the amount paid, or to be paid, to the Named Executive Officers. Accounting rules also require us to record an expense in our financial statements for equity awards, even though equity awards are not paid as cash to employees. The accounting expense of equity awards to employees is calculated in accordance with SFAS 123R. The Human Resources Committee believes, however, that the many advantages of equity compensation, as discussed above, more than compensate for the non-cash accounting expense associated with them. We currently amortize compensation expense associated with equity awards over the award’s requisite service period and establish fair value of equity awards in accordance with applicable accounting standards. Based upon the structure of our Employee Stock Purchase Plan program we are not required to record compensation expenses for financial statement purposes in connection with the rights to purchase our stock to employees granted under this program.

SUMMARY COMPENSATION TABLE

The following table summarizes information regarding compensation earned by our Named Executive Officers during 2007:

Name and Principal Position	Year	Salary (1)	Bonus (2)	Stock Awards (3)	Option Awards (4)	All Other Compensation (5)	Total
Michael R. Gaulke	2007	$575,000	$900,000	$354,517	$295,418	—	$2,124,935
Chief Executive Officer and Chairman of the Board of Directors	2006	$562,494	$680,000	$255,033	$305,570	—	$1,803,097

Elizabeth L. Anderson, Ph.D.	2007	$432,510	$400,000	—	—	$500,000	$1,332,510
Group Vice President	2006	$245,196	$250,000	—	—	$275,553	$770,749

Paul R. Johnston, Ph.D.	2007	$452,161	$400,000	$115,378	$189,044	—	$1,156,583
President and Chief Operating Officer	2006	$416,255	$300,000	$87,586	$165,628	—	$969,469

Robert D. Caligiuri, Ph.D.	2007	$462,514	$360,000	$97,919	$3,845	—	$924,278
Group Vice President	2006	$430,004	$360,000	$61,612	$28,534	—	$880,150

Richard L. Schlenker, Jr.	2007	$276,245	$350,000	$49,340	$131,951	—	$807,536
Chief Financial Officer	2006	$258,757	$225,000	$29,050	$112,226	—	$625,033

(1)	The base salaries for our Named Executive Officers took effect for 2007 and 2006 on April 1, 2006 and April 1, 2007, respectively. As such the amounts in this column reflect three months at their prior year base salaries and nine months at their current year base salaries.
(2)	The amounts shown in this column represent the value of bonuses earned, including the portion settled with vested restricted stock unit awards. The value of the vested restricted stock unit awards for 2007 were: Mr. Gaulke $360,000, Dr. Anderson $160,000, Dr. Johnston $160,000, Dr. Caligiuri $144,000, and Mr. Schlenker $140,000. The value of the vested restricted stock unit awards for 2006 were: Mr. Gaulke $272,000, Dr. Anderson $0, Dr. Johnston $120,000, Dr. Caligiuri $144,000, and Mr. Schlenker $90,000.
(3)

The amounts shown in this column represent the expense recognized for financial statement reporting purposes in accordance with SFAS 123(R) (excluding forfeiture estimates) for unvested restricted stock unit awards. The value of awards granted prior to 2006 is amortized over the four-year vesting period of the award. Due to the adoption of SFAS 123(R) the value of awards granted during 2006 and 2007 are amortized over the shorter of the four-year vesting period of the award or the period between the grant date and the date the award recipient turns 59 1/2. If the award recipient is 59 1/2 on the date of grant the value of the entire award is expensed upon grant. Since Mr. Gaulke was older than 59 1/2 on March 9, 2007 and on March 10, 2006, the entire value of his 2007 award of $272,000 and his 2006 award of $175,140 were expensed upon grant and thus included in this column. Since Dr. Caligiuri turns 59 1/2 before the end of the four-year vesting period the value of his 2007 award of $144,015 is being amortized over 3.8 years. The other Named Executive Officers who received unvested restricted stock unit awards will not turn 59 1/2 during the vesting period and thus their 2007 and 2006 awards are being amortized over the four-year vesting period.

(4)	The amounts shown in this column represent the expense recognized for financial statement reporting purposes in accordance with SFAS 123(R) (excluding forfeiture estimates) for stock option awards. The value of our stock option awards is amortized ratably over the four-year vesting period.
(5)	The amounts shown in this column represent the amoritzation of Dr. Anderson’s $1 million company contribution to the nonqualified deferred compensation plan. The value of this contribution is amortized ratably over the two-year vesting period beginning on the date of her employment.

GRANTS OF PLAN-BASED AWARDS TABLE

The following table sets forth information regarding grants of plan-based awards to our Named Executive Officers during 2007:

Name	Grant Date	Human Resource Committee Approval Date	All Other Stock Awards: Number of Shares of Stock or Units		All Other Option Awards: Number of Securities Underlying Options (3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Mr. Gaulke	03/09/2007	01/29/2007	14,5	85(1)			$272,010
	03/09/2007	01/29/2007	14,5	85(2)			$272,010
	02/02/2007	02/02/2007			40,000	$18.37	$329,156

Dr. Anderson	—	—		—	—	—	—

Dr. Johnston	05/22/2007	05/22/2007			20,000	$22.02	$189,298
	03/09/2007	01/29/2007	6,4	35(1)			$120,013
	03/09/2007	01/29/2007	6,4	35(2)			$120,013
	02/02/2007	02/02/2007			20,000	$18.37	$164,578

Dr. Caligiuri	03/09/2007	03/01/2007	7,7	22(1)			$144,015
	03/09/2007	03/01/2007	7,7	22(2)			$144,015

Mr. Schlenker	03/09/2007	01/29/2007	4,8	26(1)			$90,005
	03/09/2007	01/29/2007	4,8	26(2)			$90,005
	02/02/2007	02/02/2007			20,000	$18.37	$164,578

(1)	Amounts represent the number of fully vested restricted stock units granted under our Restricted Stock Award Plan.
(2)	Amounts represent the number of unvested restricted stock units granted under our Restricted Stock Award Plan. These awards cliff vest four years from the date of grant.
(3)	Amounts represent options granted under our 1999 Stock Option Plan. These options become exercisable over a period of four years at a rate of 25% per year and expire 10 years from the date of grant.

Restricted Stock Unit Awards.    Each of the Named Executive Officers were awarded the number of vested and unvested restricted stock unit awards as shown in the table above. The number of fully vested restricted stock unit awards granted was determined by dividing the portion of each Named Executive Officer’s 2006 bonus designated for settlement in fully vested restricted stock units by the closing price of our common stock on the day of the grant. An equal number of unvested restricted stock unit awards were also granted to each Named Executive Officer. For financial statement reporting purposes the value of these awards is amortized over the shorter of the four-year vesting period or the period between the grant date and the date the award recipient turns 59 1/2.

Stock Options.    Certain of the Named Executive Officers were awarded stock options as shown in the table above. The exercise price of these stock options was equal to the closing price of our common stock on the date of grant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table sets forth information regarding each Named Executive Officer’s outstanding equity awards as of December 28, 2007:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested (1)
Mr. Gaulke		40,000	(2)	$18.37	02/02/2017	14,585	(8)	$398,754
	10,000	30,000	(3)	$15.65	02/09/2016	11,120	(9)	$304,021
	25,000	25,000	(4)	$12.02	03/01/2015	12,632	(10)	$345,359
	37,500	12,500	(5)	$11.37	02/04/2014	15,826	(11)	$432,683
	100,000			$6.99	02/06/2013
	100,000			$6.39	02/07/2012
	100,000			$5.09	02/08/2011
	195,500			$3.61	02/10/2010
	55,700			$2.94	02/11/2009

Dr. Anderson	—	—		—	—	—		—

Dr. Johnston		20,000	(7)	$22.02	05/22/2017	6,435	(8)	$175,933
		20,000	(2)	$18.37	02/02/2017	4,836	(9)	$132,216
	5,000	15,000	(3)	$15.65	02/09/2016	13,108	(12)	$358,373
	10,000	10,000	(4)	$12.02	03/01/2015	4,044	(10)	$110,563
	15,000	5,000	(6)	$11.31	03/12/2014	3,694	(11)	$100,994
	40,000			$7.68	07/14/2013
	30,000			$7.02	03/03/2013
	20,000			$6.51	03/05/2012
	40,000			$5.86	03/06/2011
	29,900			$4.20	03/06/2010

Dr. Caligiuri	40,000			$7.02	03/03/2013	7,722	(8)	$211,119
	20,000			$6.51	03/05/2012	7,736	(9)	$211,502
	30,000			$5.86	03/06/2011	7,580	(10)	$207,237
						5,276	(11)	$144,246

Mr. Schlenker		20,000	(2)	$18.37	02/02/2017	4,826	(8)	$131,943
	3,750	11,250	(3)	$15.65	02/09/2016	2,902	(9)	$79,341
	10,000	10,000	(4)	$12.02	03/01/2015	4,044	(10)	$110,563
	15,000	5,000	(6)	$11.31	03/12/2014	2,814	(11)	$76,935
	30,000			$7.02	03/03/2013
	20,000			$6.51	03/05/2012
	40,000			$5.86	03/06/2011
	60,000			$4.20	03/06/2010
	48,000			$3.34	06/28/2009
	20,000			$2.88	10/24/2008
	10,000			$5.00	03/09/2008

(1)	Value is determined based on the closing price of our common stock on December 28, 2007.
(2)	Four-year vesting at a rate of 25% per year. Options fully vest on February 2, 2011.
(3)	Four-year vesting at a rate of 25% per year. Options fully vest on February 9, 2010.
(4)	Four-year vesting at a rate of 25% per year. Options fully vest on March 1, 2009.

(5)	Four-year vesting at a rate of 25% per year. Options fully vest on February 4, 2008.
(6)	Four-year vesting at a rate of 25% per year. Options fully vest on March 12, 2008.
(7)	Four-year vesting at a rate of 25% per year. Options fully vest on May 22, 2011.
(8)	Stock awards cliff vest on March 9, 2011.
(9)	Stock awards cliff vest on March 10, 2010.
(10)	Stock awards cliff vest on March 11, 2009.
(11)	Stock awards cliff vest on March 12, 2008.
(12)	Stock awards cliff vest on August 4, 2009.

OPTIONS EXERCISED AND RESTRICTED STOCK UNITS VESTED TABLE

The following table sets forth information for each Named Executive Officer regarding options exercised and restricted stock units vested during 2007:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting
Mr. Gaulke	394,474	$7,277,837	14,585	$272,000
Dr. Anderson	—	—	—	—
Dr. Johnston	20,100	$336,801	6,435	$120,000
Dr. Caligiuri	30,000	$596,035	7,722	$144,000
Mr. Schlenker	2,000	$45,000	4,826	$90,000

(1)	The amounts shown in this column represent fully vested restricted stock units granted to settle a portion of each Named Executive Officer’s 2006 bonus.

NONQUALIFIED DEFERRED COMPENSATION TABLE

The following table sets forth information regarding activity in our nonqualified deferred compensation plan for each Named Executive Officer during 2007:

Name	Executive Contributions in 2007	Registrant Contributions in 2007 (1)	Aggregate Earnings in 2007	Aggregate Withdrawals/ Distributions in 2007	Aggregate Balance at 12/28/07 (2)
Mr. Gaulke	—	—	$39,996	—	$500,361
Dr. Anderson	—	—	$85,646	$(500,000)	$687,856
Dr. Johnston	—	—	$1,378	$(105,226)	—
Dr. Caligiuri	$46,251	—	$1,583	$(31,354)	$51,638
Mr. Schlenker	$69,061	$910	$(1,258)	$(43,180)	$143,416

(1)	Registrant contributions represent amounts that would have been contributed to each Named Executive Officer’s 401(k) plan had that Named Executive Officer not participated in our deferred compensation plan.
(2)	The aggregate balance at 12/28/07 was fully vested for Mr. Gaulke, Dr. Caligiuri, and Mr. Schlenker. The vested balance for Dr. Anderson was $445,073 at 12/28/07.

Potential Payments Upon Termination or Change-in-Control.    We do not have any contracts, agreements, plans or arrangements, whether written or unwritten providing for payments to a Named Executive Officer at, following, or in connection with any termination of a Named Executive Officer or a change in control of the Company or a change in a Named Executive Officer’s responsibilities.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information regarding securities authorized for issuance under the Company’s equity compensation plans during the fiscal year ended December 28, 2007. The equity compensation plans of the Company include the 1999 Stock Option Plan, the 1998 Stock Option Plan, the 1990 Stock Option Plan, the Employee Stock Purchase Plan and the Restricted Stock Award Plan.

The 1999 Stock Option Plan, the 1990 Stock Option Plan, the Employee Stock Purchase Plan and the Restricted Stock Award Plan were approved by the Company’s stockholders. The 1998 Stock Option Plan was not approved by the Company’s stockholders.

The Board of Directors adopted the 1998 Stock Option Plan (the “1998 Plan”) in October 1998. The 1998 Plan is a non-statutory plan, which will expire in 2008. Under the 1998 Plan, awards may be granted to any employee of the Company who is not an officer or director of the Company at the time of the award. The 1998 Plan provides for the grant of non-qualified options, exercisable at a price not less than 85% of the fair market value of the shares at the date of grant. Options are granted for terms of up to ten years and generally vest ratably over a four-year period from the grant date.

The following table summarizes the Company’s equity compensation plans as of December 28, 2007:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,578,600	$7.61	4,135,709
Equity compensation plans not approved by security holders	132,750	$6.04	360,818

Total	1,711,350	$7.49	4,496,527

REPORT OF THE HUMAN RESOURCES COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Human Resources Committee of the Board of Directors does not constitute soliciting material and should not be considered filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Human Resources Committee of the Board of Directors establishes the general compensation policies for all employees and oversees the specific compensation plans for officers of the Company, including the Chief Executive Officer. The Committee is composed of the five independent non-employee directors. No executive officers of the Company are included on the Human Resources Committee.

The Committee has reviewed and discussed with management the Compensation Discussion and Analysis, and based on the review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy statement.

Members of the Human Resources Committee

Jon R. Katzenbach, Chairperson

Samuel H. Armacost

Barbara M. Barrett

Stephen C. Riggins

John B. Shoven, Ph.D.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indemnification Agreements

We are a party to indemnification agreements with our directors and executive officers for the indemnification of and advancement of expenses to these persons to the fullest extent permitted by law.

Exponent Engineering

In January 2006, we entered into a services agreement with Exponent Engineering, Inc., a California professional corporation that is qualified to do business in the state of New York, in order to facilitate the provision of professional engineering services in the state of New York. Pursuant to the agreement, we provide all professional and administrative services required by Exponent Engineering. In exchange for these services, Exponent Engineering will deliver to us all amounts or other consideration received by Exponent Engineering resulting from the provision of these professional services. The shareholders of Exponent Engineering are executive officers of Exponent. However, none of these executive officers receive any compensation for their participation in Exponent Engineering and have no financial interest in the securities of Exponent Engineering. During fiscal 2007 we received $993,000 of consideration from Exponent Engineering under this services agreement.

Audit Committee Approval Procedures

The Audit Committee of the Board of Directors is responsible for reviewing and approving all related party transactions.

OTHER MATTERS

The Company knows of no other matters that will be brought before the meeting. However, if any such matters are properly presented before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend. It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, vote by phone, or vote via the internet at your earliest convenience your proxy results.

Stockholder Proposals for the 2009 Annual Meeting.    Stockholders are entitled to present proposals for action at a forthcoming meeting if they comply with the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Stockholders interested in presenting a proposal for consideration at the Company’s Annual Meeting of Stockholders for the year 2009 may do so by submitting the proposals to the Company’s Corporate Secretary, no later than December 16, 2008.

In addition, if the Company is not notified by March 11, 2009, of a proposal to be brought before the 2009 Annual Meeting by a stockholder, then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

Proxy Solicitation Costs.    The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may be solicited by certain Company directors, officers and regular employees, without additional compensation, by personal conversation, telephone, telegram, letter, electronically, or by facsimile. The Company has retained Morrow & Co., LLC to aid in the solicitation of proxies. The Company will pay Morrow & Co., LLC a fee of $7,500 as compensation for its services and will reimburse it for its reasonable out-of-pocket expenses.

FOR THE BOARD OF DIRECTORS

Richard L. Schlenker, Corporate Secretary

Menlo Park, California

April 25, 2008

Appendix A

EXPONENT, INC.

2008 EQUITY INCENTIVE PLAN

1.	Purposes of the Plan.

The purpose of this Plan is to encourage ownership in Exponent, Inc., a Delaware corporation (the “Company”), by key personnel whose long-term employment or other service relationship with the Company is considered essential to the Company’s continued progress and, thereby, encourage recipients to act in the stockholders’ interest and share in the Company’s success.

2.	Definitions.

As used herein, the following definitions shall apply:

(a) “Administrator” means the Committee or delegate as shall be administering the Plan in accordance with Section 4 of the Plan.

(b) “Affiliate” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant ownership interest as determined by the Administrator.

(c) “Applicable Laws” means the requirements relating to the administration of stock option and stock award plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

(d) “Award” means a Cash Award, Stock Award or Option granted in accordance with the terms of the Plan.

(e) “Awardee” means an Employee, Consultant or Director of the Company or any Affiliate who has been granted an Award under the Plan.

(f) “Award Agreement” means a Cash Award Agreement, Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms and conditions as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

(g) “Board” means the Board of Directors of the Company.

(h) “Cash Award” means a bonus opportunity awarded under Section 12 pursuant to which an Awardee may become entitled to receive an amount based on the satisfaction of such performance criteria as are specified in the agreement or other documents evidencing the Award (the “Cash Award Agreement”).

(i) “Cause” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Cash Award Agreement, Option Agreement, Stock Award Agreement or written contract of employment or service, any of the following: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by a Company’s or Affiliate’s code of conduct or other policies (including without limitation, policies relating to confidentiality and reasonable workplace conduct); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or an Affiliate (including, without limitation, the Participant’s improper use or disclosure of confidential or proprietary information); (iv) the Participant’s violation of any noncompetition agreement with the Company or an Affiliate; (v) any intentional act by the Participant which has a material detrimental effect on the Company or an Affiliate’s reputation or business; (vi) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company or an Affiliate, and a reasonable opportunity to cure, such failure or inability; (vii) any material breach by the Participant of any employment or service agreement between the Participant and the Company or an Affiliate, which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company or an Affiliate.

(j) “Change in Control” means, unless such term or an equivalent term is otherwise defined with respect to an Award by the Participant’s Cash Award Agreement, Option Agreement, Stock Award Agreement or written contract of employment or service, the occurrence of any of the following:

i. an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) in which the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or such surviving entity immediately outstanding after the Transaction, or, in the case of an Ownership Change Event described in Section 2(ee)(iii), the entity to which the assets of the Company were transferred (the “Transferee”), as the case may be; or

ii. the liquidation or dissolution of the Company.

For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities in the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(k) “Code” means the United States Internal Revenue Code of 1986, as amended.

(l) “Committee” mean the Human Resources Committee of the Board or a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(m) “Common Stock” means the common stock of the Company.

(n) “Company” means Exponent, Inc., a Delaware corporation, or its successor.

(o) “Consultant” means any person engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.

(p) “Conversion Award” has the meaning set forth in Section 4(b)(xi) of the Plan.

(q) “Director” means a member of the Board.

(r) “Effective Date” means the date of approval of the Plan by the stockholders of the Company in the manner and to the extent required by Applicable Laws.

(s) “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer and/or Inside Director. The Administrator shall determine whether or not the Chairman of the Board qualifies as an “Employee.” Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an

Employee to a Consultant or Director, and (v) at the request of the Company or an Affiliate an Employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

i. If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market or The Nasdaq Global Select Market, its Fair Market Value shall be the closing price for the Common Stock as quoted on such exchange or system on the date of determination, or if the Shares are not trading on such date, then the closing price for the Common Stock on the last preceding trading day on which sales of the Shares are reported as having occurred, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

ii. If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the closing high bid and low asked prices for the Common Stock on the date of determination, or if no prices are quoted for such date, then the mean between the closing high bid and low asked prices on the last preceding trading day on which any bid and asked prices were quoted, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

iii. In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(v) “Grant Date” means, for all purposes, the date on which the Administrator approves the grant of an Award, or such later date as is determined by the Administrator, provided that in the case of any Incentive Stock Option, the grant date shall be the later of the date on which the Administrator makes the determination granting such Incentive Stock Option or the date of commencement of the Awardee’s employment relationship with the Company.

(w) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(x) “Insider Director” means a Director who is an Employee.

(y) “Nasdaq” means the Nasdaq Global Market or its successor.

(z) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(aa) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(bb) “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Option (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Nonstatutory Stock Options may be granted under the Plan.

(cc) “Outside Director” means a Director who is not an Employee.

(dd) “Ownership Change Event” means the occurrence of any of the following with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; or (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company.

(ee) “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

(ff) “Plan” means this Exponent, Inc. 2008 Equity Incentive Plan.

(gg) “Qualifying Performance Criteria” shall have the meaning set forth in Section 12(b) of the Plan.

(hh) “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

(ii) “Stock Appreciation Right” means a right to receive cash and/or shares of Common Stock based on a change in the Fair Market Value of a specific number of shares of Common Stock between the grant date and the exercise date granted under Section 11.

(jj) “Stock Award” means an award or issuance of Shares, Stock Units, Stock Appreciation Rights or other similar awards made under Section 11 of the Plan, the grant, issuance, retention, vesting, settlement, and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

(kk) “Stock Unit” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Administrator.

(ll) “Subsidiary” means any company (other than the Company) in an unbroken chain of companies beginning with the Company, provided each company in the unbroken chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain.

(mm) “Termination of Employment” shall mean ceasing to be an Employee, Consultant or Director, as determined in the sole discretion of the Administrator. However, for Incentive Stock Option purposes, Termination of Employment will occur when the Awardee ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or one of its Subsidiaries. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

(nn) “Total and Permanent Disability” shall have the meaning set forth in Section 22(e)(3) of the Code.

3.     Stock Subject to the Plan.

(a) Aggregate Limits.    Subject to the provisions of Section 14 of the Plan, the maximum aggregate number of Shares that may be sold or issued under the Plan is 1,200,000 shares of Common Stock.

Shares subject to Awards granted under the Plan that are cancelled, expire or are forfeited shall be available for re-grant under the Plan. [If an Awardee pays the exercise or purchase price of an Award granted under the Plan through the tender or withholding of Shares, or if Shares are tendered or withheld to satisfy any Company withholding obligations, the number of Shares so tendered or withheld shall not become available for re-issuance thereafter under the Plan.] The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

(b) Code Section 162(m) Share Limits.    Subject to the provisions of Section 14 of the Plan, the aggregate number of Shares subject to non-cash Awards granted under this Plan during any calendar year to any one Awardee shall not exceed 200,000 Shares, except that in connection with his or her first commencing service with the Company or an Affiliate, an Awardee may be granted Awards covering up to an additional 400,000 Shares during the year in which such service commences. Notwithstanding anything to the contrary in the Plan, the limitations set forth in this Section 3(b) shall be subject to adjustment under Section 14(a) of the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m).

4.    Administration of the Plan.

(a) Procedure.

i. Multiple Administrative Bodies.    The Plan shall be administered by a Committee and/or their delegates; provided however that any delegation of authority to any Committee or delegate does not diminish the authority of the Board to administer the Plan should it deem it appropriate.

ii. Section 162.    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

iii. Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers and Directors shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

iv. Other Administration.    The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code or (C) any other executive officer.

v. Delegation of Authority for the Day-to-Day Administration of the Plan.    Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

vi. Nasdaq.    The Plan will be administered in a manner that complies with any applicable Nasdaq or stock exchange listing requirements.

(b) Powers of the Administrator.    Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its discretion:

i. to select the Employees, Consultants and Directors of the Company or its Affiliates to whom Awards are to be granted hereunder;

ii. to determine the number of shares of Common Stock or amount of cash to be covered by each Award granted hereunder;

iii. to determine the type of Award to be granted to the selected Employees, Consultants and Directors;

iv. to approve forms of Award Agreements for use under the Plan;

v. to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise and/or purchase price (if applicable), the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

vi. to correct administrative errors;

vii. to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

viii. to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates which vary with local requirements and (B) to adopt sub-plans and Plan addenda as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

ix. to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

x. to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such amendment is subject to Section 15 of the Plan and except as set forth in that Section, may not impair any outstanding Award unless agreed to in writing by the Participant;

xi. to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

xii. to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger, acquisition or other transaction. The Conversion Awards may be Nonstatutory Stock Options or Incentive Stock Options, as determined by the Administrator, with respect to options granted by the acquired entity; provided, however, that with respect to the conversion of stock appreciation rights in the acquired entity, the Conversion Awards shall be Nonstatutory Stock Options. Unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

xiii. to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

xiv. to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy or under any other Company policy relating to Company stock and stock ownership and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

xv. to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

xvi. to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Administrator’s Decision.    All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and on all other persons. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5.    Eligibility.

Awards may be granted to Employees, Consultants and Directors of the Company or any of its Affiliates; provided that Incentive Stock Options may be granted only to Employees of the Company or of a Subsidiary of the Company.

6.    Term of Plan.

The Plan shall become effective on the Effective Date. It shall continue in effect for a term of ten (10) years from the later of the Effective Date or the date any amendment to add shares to the Plan is approved by stockholders of the Company unless terminated earlier under Section 15 of the Plan.

7.    Term of Award.

The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement; provided that an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary shall have a term of no more than five (5) years from the Grant Date; and provided further that the term may be ten and one-half (10 1/2) years (or a shorter period) in the case of Options granted to Employees in certain jurisdictions outside the United States as determined by the Administrator.

8.    Options.

The Administrator may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the Awardee or within the control of others.

(a) Option Agreement.    Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option or the Shares issued upon exercise of the Option and forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

i. In the case of an Incentive Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date; provided however, that in the case of an Incentive Stock Option granted to an Employee who on the Grant Date owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Subsidiary, the per Share exercise price shall be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date.

ii. In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date.

iii. Notwithstanding the foregoing, at the Administrator’s discretion, Conversion Awards may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

(c) Vesting Period and Exercise Dates.    Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator, or to grant fully vested Options. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(d) Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

i. cash;

ii. check or wire transfer (denominated in U.S. Dollars);

iii. subject to the Company’s discretion to refuse for any reason and at any time to accept such consideration and subject to any conditions or limitations established by the Administrator, other Shares held by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

iv. consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

v. cashless “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issued upon exercise by the largest whole number of Shares having an aggregate Fair Market Value that does not exceed the aggregate exercise price; provided that the Company shall accept a cash or other payment from the Participant to the extent of any remaining balance of the exercise price not satisfied by such reduction in the number of whole Shares to be issued;

vi. such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

vii. any combination of the foregoing methods of payment.

(e) Effect of Termination on Options

i. Generally.    Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment other than as a result of circumstances described in Sections 8(f)(ii), (iii) and (iv) below, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until the earlier of (A) three (3) months following Awardee’s Termination of Employment or (B) the expiration of the term of such Option; provided, however, that the Administrator may in the Option Agreement specify a period of time (but not beyond the expiration date of the Option) following Termination of Employment during which the Awardee may exercise the Option as to Shares that were vested and exercisable as of the date of Termination of Employment. To the extent such a period following Termination of Employment is specified, the Option shall automatically terminate at the end of such period to the extent the Awardee has not exercised it within such period.

ii. Disability of Awardee.    Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s disability, including Total and Permanent Disability, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s Termination of Employment may be exercised by the Awardee until the earlier of (A) twelve (12) months following Awardee’s Termination of Employment as a result of Awardee’s disability, including Total and Permanent Disability or (B) the expiration of the term of such Option. If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

iii. Death of Awardee.    Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s death, all outstanding Options granted to such Awardee that were vested and exercisable as of the date of the Awardee’s death may be exercised until the earlier of (A) twelve (12) months following the Awardee’s death or (B) the expiration of the term of such Option. If an Option is held by the Awardee when he or she dies, such Option may be exercised, to the extent the Option is vested and exercisable, by the beneficiary designated by the Awardee (as provided in Section 16 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Option under the Awardee’s will or the laws of descent or distribution; provided that the Company need not accept exercise of an Option by such beneficiary, executor or administrator unless the Company has satisfactory evidence of such person’s authority to act as such. If the Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate. The Awardee’s service shall be deemed to have terminated on account of death if the Awardee dies within three (3) months (or such longer period as determined by the Administrator, in its discretion) after the Awardee’s Termination of Employment.

iv. Termination for Cause.    The Administrator has the authority to cause all outstanding Awards held by an Awardee to terminate immediately in their entirety (including as to vested Options) upon first notification to the Awardee of the Awardee’s Termination of Employment for Cause. If an Awardee’s employment or consulting relationship with the Company is suspended pending an investigation of whether the Awardee shall be terminated for Cause, the Administrator has the authority to cause all the Awardee’s rights under all outstanding Awards to be suspended during the investigation period in which event the Awardee shall have no right to exercise any outstanding Awards.

v. Other Terminations of Employment.    The Administrator may provide in the applicable Option Agreement for different treatment of Options upon Termination of Employment of the Awardee than that specified above.

vi. Extension of Exercise Period.    The Administrator shall have full power and authority to extend the period of time for which an Option is to remain exercisable following an Awardee’s Termination of Employment from the periods set forth in Sections 8(f)(i), (ii) and (iii) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

vii. Extension if Exercise Prevented by Law.    Notwithstanding the foregoing, other than a termination for Cause, if a sale within the applicable time periods set forth in Section 8(f) above or in the Option Agreement is prevented by Section 18 below, the Option shall remain exercisable until thirty (30) days after the date the Awardee is notified by the Company that the Option is exercisable, but in any event no later than the Option expiration date.

viii. Extension if Subject to Section 16(b).    Notwithstanding the foregoing, other than a termination for Cause, if a sale within the applicable time periods set forth in Section 8(f) above or in the Option Agreement would subject the Awardee to a suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of shares by the Awardee would no longer be subject to suit, (ii) the one hundred ninetieth (190th) day after Awardee’s Termination of Employment, or (iii) the Option expiration date.

(f) Leave of Absence.    The Administrator shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled during any leave that is not a leave required to be provided to the Awardee under Applicable Law. In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon an Awardee’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Awardee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

9.    Incentive Stock Option Limitations/Terms.

(a) Eligibility.    Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company or any of its Subsidiaries may be granted Incentive Stock Options.

(b) $100,000 Limitation.    Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if and to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Awardee during any calendar year (under all plans of the Company and any of its Subsidiaries) exceeds U.S. $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Transferability.    An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Awardee otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Awardee, may only be exercised by the Awardee. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Nonstatutory Stock Option. The designation of a beneficiary by an Awardee will not constitute a transfer.

(d) Exercise Price.    The per Share exercise price of an Incentive Stock Option shall be determined by the Administrator in accordance with Section 8(b)(i) of the Plan.

(e) Other Terms.    Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify, to the extent determined desirable by the Administrator, with the applicable provisions of Section 422 of the Code.

10.    Exercise of Option.

(a) Procedure for Exercise.

i. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Option Agreement.

ii. An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of all applicable withholding taxes (if any).

iii. An Option may not be exercised for a fraction of a Share.

(b) Rights as a Stockholder.    The Company shall issue (or cause to be issued) such Shares as administratively practicable after the Option is exercised. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

11.    Stock Awards.

(a) Stock Award Agreement.    Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria (including Qualifying Performance Criteria), if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting, settlement and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

(b) Restrictions and Performance Criteria.    The grant, issuance, retention, settlement and/or vesting of each Stock Award or the Shares subject thereto may be subject to such performance criteria (including Qualifying Performance Criteria) and level of achievement versus these criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Awardee. Unless otherwise permitted in compliance with the requirements of Code Section 162(m) with respect to an Award intended to comply as “performance-based compensation” thereunder, the Committee shall establish the Qualifying Performance Criteria applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period, or (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable Qualifying Performance Criteria remains substantially uncertain.

(c) Forfeiture.    Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Employment, the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased or earned any Shares, the Company shall have a right to repurchase the unvested Shares at such price and on such terms and conditions as the Administrator determines.

(d) Rights as a Stockholder.    Unless otherwise provided by the Administrator in the Award Agreement, the Participant shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant. Unless otherwise provided by the Administrator, a Participant holding Stock Units shall not be entitled to receive dividend payments or any credit therefor as if he or she was an actual stockholder.

(e) Stock Appreciation Rights.

i. General.    Stock Appreciation Rights may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. The Board may grant Stock Appreciation Rights to eligible Participants subject to terms and conditions not inconsistent with this Plan and determined by the Board. The specific terms and conditions applicable to the Participant shall be provided for in the Stock Award Agreement. Stock Appreciation Rights shall be exercisable, in whole or in part, at such times as the Board shall specify in the Stock Award Agreement.

ii. Exercise of Stock Appreciation Right.    Upon the exercise of a Stock Appreciation Right, in whole or in part, the Participant shall be entitled to a payment in an amount equal to the excess of the Fair Market Value on the date of exercise of a fixed number of Shares covered by the exercised portion of the Stock Appreciation Right, over the Fair Market Value on the Grant Date of the Shares covered by the exercised portion of the Stock Appreciation Right (or such other amount calculated with respect to Shares subject to the Award as the Board may determine). The amount due to the Participant upon the exercise of a Stock Appreciation Right shall be paid in such form of consideration as determined by the Board and may be in cash, Shares or a combination thereof, over the period or periods specified in the Stock Award Agreement. A Stock Award Agreement may place limits on the amount that may be paid over any specified period or periods upon the exercise of a Stock Appreciation Right, on an aggregate basis or as to any Participant. A Stock Appreciation Right shall be considered exercised when the Company receives written notice of exercise in accordance with the terms of the Stock Award Agreement from the person entitled to exercise the Stock Appreciation Right.

iii. Nonassignability of Stock Appreciation Rights.    Except as determined by the Administrator, no Stock Appreciation Right shall be assignable or otherwise transferable by the Participant except by will or by the laws of descent and distribution.

12.    Cash Awards.

(a) Cash Award.    Each Cash Award shall contain provisions regarding (i) the target and maximum amount payable to the Awardee as a Cash Award, (ii) the performance criteria and level of achievement versus these criteria which shall determine the amount of such payment, (iii) the period as to which performance shall be measured for establishing the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Cash Award prior to actual payment, (vi) forfeiture provisions, and (vii) such further terms and conditions, in each case not inconsistent with the Plan, as may be determined from time to time by the Administrator. The maximum amount payable as a Cash Award may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of a Cash Award granted under this Plan for any fiscal year to any Awardee that is intended to satisfy the requirements for “performance based compensation” under Section 162(m) of the Code shall not exceed U.S. $1,000,000.

(b) Performance Criteria.    The Administrator shall establish the performance criteria and level of achievement versus these criteria which shall determine the target and the minimum and maximum amount payable under a Cash Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of a Cash Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure established by the Committee based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing not later than the earlier of (a) the date ninety (90) days after the commencement of the applicable performance period, or (b) the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the applicable Qualifying Performance Criteria remains substantially uncertain.

(c) Timing and Form of Payment.    The Administrator shall determine the timing of payment of any Cash Award. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit an Awardee to elect for the payment of any Cash Award to be deferred to a specified date or event. The Administrator may specify the form of payment of Cash Awards, which may be cash or other property, or may provide for an Awardee to have the option for his or her Cash Award, or such portion thereof as the Administrator may specify, to be paid in whole or in part in cash or other property.

(d) Termination of Employment.    The Administrator shall have the discretion to determine the effect a Termination of Employment due to (i) disability, (ii) death or (iii) otherwise shall have on any Cash Award.

13.    Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner for value other than by beneficiary designation, will or by the laws of descent or distribution. Subject to Section 9(c), the Administrator may in its discretion make an Award transferable to an Awardee’s family member or any other person or entity as it deems appropriate. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

(b) Qualifying Performance Criteria.    For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, Affiliate or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator in the Award: (i) cash flow; (ii) earnings (including gross margin; earnings before interest, taxes, depreciation, amortization and stock-based compensation; earnings before taxes; and net earnings); (iii) earnings per share; (iv) stock price; (v) return on equity or average stockholders’ equity; (vi) total stockholder return; (vii) return on assets or net assets; (viii) return on investment; (ix) revenue before reimbursements; (x) income or net income; (xi) operating income or net operating income, in aggregate or per share; (xii) operating profit or net operating profit; (xiii) operating margin; (xiv) return on operating revenue; (xv) contract awards or backlog; (xvi) overhead or other expense reduction; (xvii) growth in stockholder value relative to the moving average of the S&P 500 Index or S&P SmallCap 600 Index; and (xviii) objective strategic plan development and implementation (including individual objective performance goals that relate to achievement of the Company’s or any business unit’s strategic plan). The Committee may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (A) asset write-downs; (B) litigation or claim judgments or settlements; (C) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results; (D) accruals for reorganization and restructuring programs; and (E) any gains or losses classified as extraordinary or as discontinued operations in the Company’s financial statements.

(c) Certification.    Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d) Discretionary Adjustments Pursuant to Section 162(m).    Notwithstanding satisfaction of any completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(e) Tax Withholding Obligation.    As a condition of the grant, issuance, vesting, exercise or settlement of an Award granted under the Plan, the Participant shall make such arrangements as the Administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, issuance, vesting, exercise or settlement of the Award. The Company shall not be required to issue any Shares under the Plan until such obligations are satisfied.

(f) Compliance with Section 409A.    Notwithstanding anything to the contrary contained herein, to the extent that the Administrator determines that any Award granted under the Plan is subject to Code

Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under Applicable Law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”). Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A and the Guidance is a “specified employee” (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant’s “separation from service” (as defined in Section 409A and the Guidance) or, if earlier, the date of the Participant’s death.

(g) Deferral of Award Benefits.    The Administrator may in its discretion and upon such terms and conditions as it determines appropriate permit one or more Participants whom it selects to (a) defer compensation payable pursuant to the terms of an Award, or (b) defer compensation arising outside the terms of this Plan pursuant to a program that provides for deferred payment in satisfaction of such other compensation amounts through the issuance of one or more Awards. Any such deferral arrangement shall be evidenced by an Award Agreement in such form as the Administrator shall from time to time establish, and no such deferral arrangement shall be a valid and binding obligation unless evidenced by a fully executed Award Agreement, the form of which the Administrator has approved, including through the Administrator’s establishing a written program (the “Program”) under this Plan to govern the form of Award Agreements participating in such Program. Any such Award Agreement or Program shall specify the treatment of dividends or dividend equivalent rights (if any) that apply to Awards governed thereby, and shall further provide that any elections governing payment of amounts pursuant to such Program shall be in writing, shall be delivered to the Company or its agent in a form and manner that complies with Code Section 409A and the Guidance, and shall specify the amount to be distributed in settlement of the deferral arrangement, as well as the time and form of such distribution in a manner that complies with Code Section 409A and the Guidance.

14.    Adjustments upon Changes in Capitalization, Dissolution, or Change In Control

(a) Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan, but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, forfeiture or expiration of an Award, the price per Share subject to each such outstanding Award and each of the share limits set forth in Section 3(b), shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, payment of a dividend or distribution in a form other than stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of the shares of Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised or the Shares subject thereto issued to the Awardee and unless otherwise determined by the Administrator, an Award will terminate immediately prior to the consummation of such proposed transaction.

(c) Change in Control.    In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment (including to the number and type of Shares and exercise or purchase price applicable) to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Stock Awards; and/or (iii) provide for termination of Awards as a result of the Change in Control on such terms and conditions as it deems appropriate, including providing for the cancellation of Awards for a cash or other payment to the Participant.

For purposes of this Section 14(c), an Award shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, as the case may be, each holder of an Award would be entitled to receive upon exercise of the Award the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (after giving effect to any adjustments in the number of Shares covered by the Award as provided for in Section 14(a)); provided that if such consideration received in the transaction is not solely common stock of the successor corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Award to be solely common stock of the successor corporation equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction. The treatment of Cash Awards in a transaction governed by this Section 14(c) shall be governed by the applicable Award Agreement.

15.    Amendment and Termination of the Plan.

(a) Amendment and Termination.    The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the stockholders of the Company in the manner and to the extent required by Applicable Law. To the extent required to comply with Section 162(m), the Company shall seek re-approval of the Plan from time to time by the stockholders. In addition, without limiting the foregoing, unless approved by the stockholders of the Company, no such amendment shall be made that would:

i. increase the maximum number of Shares for which Awards may be granted under the Plan, other than an increase pursuant to Section 14 of the Plan;

ii. increase the share limits set forth in Section Section 3(b) or the cash limit set forth in Section 12(a);

iii. reprice or otherwise reduce the exercise price of Options outstanding under the Plan, other than an adjustment provided for under Section 14 of the Plan; or

iv. change the class of persons eligible to receive Awards under the Plan.

(b) Effect of Amendment or Termination.    No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company; provided further that the Administrator may amend an outstanding Award in order to conform it to the Administrator’s intent (in its sole discretion) that such Award not be subject to Code Section 409A(a)(1)(B). Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

(c) Effect of the Plan on Other Arrangements.    Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including without limitation, the granting of restricted stock, stock options or cash bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases. The value of Awards granted pursuant to the Plan will not be included as compensation, earnings, salaries or other similar terms used when calculating an Awardee’s benefits under any employee benefit plan sponsored by the Company or any Subsidiary except as such plan otherwise expressly provides.

16.    Designation of Beneficiary.

(a) An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

(b) Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Company shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

17.    No Right to Awards or to Employment.

No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ or service of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee, Consultant or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

18.    Legal Compliance.

Subject to Section 22, Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

19.    Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20.    Notice.

Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

21.    Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

(b) In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

(e) All questions arising under the Plan or under any Award shall be decided by the Administrator in its total and absolute discretion. In the event the Participant believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Awardee shall as a condition to the receipt of an Award be deemed to explicitly waive any right to judicial review.

(f) Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected from amongst those members of the Board who are neither Administrators nor Employees. If there are no such members of the Board, the arbitrator shall be selected by the Board. The arbitrator shall be an individual who is an attorney licensed to practice law in the State of Delaware. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

22.    Limitation on Liability.

The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, an Awardee or any other persons as to:

(a) The Non-Issuance of Shares.    The non-issuance or sale of Shares (including under Section 18 above) as to which the Company has been unable, or the Arbitration deems it infeasible, to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences.    Any tax consequence realized by any Participant, Employee, Awardee or other person due to the receipt, vesting, exercise or settlement of any Option or other Award granted hereunder or due to the transfer of any Shares issued hereunder. The Participant is responsible for, and by accepting an Award under the Plan agrees to bear, all taxes of any nature that are legally imposed upon the Participant in connection with an Award, and the Company does not assume, and will not be liable to any party for, any cost or liability arising in connection with such tax liability legally imposed on the Participant. In particular, Awards issued under the Plan may be characterized by the Internal Revenue Service (the “IRS”) as “deferred compensation” under the Code resulting in additional taxes, including in some cases interest and penalties. In the event the IRS determines that an Award constitutes deferred compensation under the Code or challenges any good faith characterization made by the Company or any other party of the tax treatment applicable to an Award, the Participant will be responsible for the additional taxes, and interest and penalties, if any, that are determined to apply if such challenge succeeds, and the Company will not reimburse the Participant for the amount of any additional taxes, penalties or interest that result.

(c) Forfeiture.    The requirement that Participant forfeit an Award, or the benefits received or to be received under an Award, pursuant to any Applicable Law.

23.    Indemnification.

In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of the Company or an Affiliate, members of the Board and any officers or employees of the Company or an Affiliate to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in any such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

24.    Unfunded Plan.

Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

Appendix B

EXPONENT, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

1.    ESTABLISHMENT OF PLAN

Exponent, Inc. (the “Company”) adopted this plan in 2008 to grant options for the purchase of shares (“Shares”) of the Company’s Common Stock to eligible employees of the Company and Subsidiaries (as hereinafter defined) pursuant to this Employee Stock Purchase Plan (the “Plan”). For purposes of this Plan, “parent corporation” and “Subsidiary” (collectively, “Subsidiaries”) shall have the same meanings as “parent corporation” and “subsidiary corporation” in Section 424, of the Internal Revenue Code of 1986, as amended (the “Code”). The Company intends that the Plan shall qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments or replacements of such section), and the Plan shall be so construed. Any term not expressly defined in the Plan but defined for purposes of Section 423 of the Code shall have the same definition in this Plan. A total of 200,000 Shares of Common Stock may be issued under the Plan. Such number shall be subject to adjustments effected in accordance with Section 14 of the Plan.

2.    PURPOSES

The purpose of the Plan is to provide employees of the Company and any Subsidiary designated by the Company’s Board of Directors (the “Board”) as one whose employees are eligible to participate in the Plan with a convenient means to acquire an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and Subsidiaries, and to provide an incentive for continued employment.

3.    ADMINISTRATION

(a) The Plan is administered by the Board or by a committee designated by the Board (in which event all references herein to the Board shall be to the committee). Subject to the provisions of the Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of the Plan shall be determined by the Board and its decisions shall be final and binding upon all participants. Members of the Board shall receive no compensation for their services in connection with the administration of the Plan, other than standard fees as established from time to time by the Board of Directors of the Company for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

(b) The Board (or the committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine when and how options to purchase Shares shall be granted and the provisions of each Offering Period (which need not be identical);

(ii) To designate from time to time a Subsidiary as one whose employees shall be eligible to participate in the Plan (any such designated Subsidiary, a “Designated Corporation”);

(iii) To construe and interpret the Plan and rights to purchase (options on) Shares, and to establish, amend and revoke rules and procedures for its administration, including that the Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(iv) To amend or terminate the Plan as provided in Section 24 below;

(v) To adopt rules and procedures (including sub-plans and/or special provisions) relating to the operation and administration of the Plan to permit participation in the Plan by employees who are foreign nationals or employed outside the United States; and

(vi) Generally, to exercise such powers and to perform such acts it deems necessary, desirable, convenient or expedient to promote the best interests of the Company and its Subsidiaries and to carry out that intent that the Plan be treated as an “employee stock purchase plan” under Section 423 of the Code.

4.    ELIGIBILITY

Any employee of the Company or any of its Subsidiaries whom the Board designates as a participating Subsidiary (a “Designated Subsidiary”) is eligible to participate in an Offering Period (as hereinafter defined) under the Plan except the following:

(a) employees who are not employed by the Company or a Designated Subsidiary on a date specified by the Board before the beginning of such Offering Period;

(b) employees who are customarily employed for less than 20 hours per week;

(c) employees who are customarily employed for less than 5 months in a calendar year;

(d) employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 425(d) of the Code, own stock or hold options to purchase stock or who, as a result of being granted an option under the Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries; and

(e) individuals who provide services to the Company or a Designated Subsidiary as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

5.    OFFERING PERIODS; OFFERING DATES; AND PURCHASE DATES

(a) Each Offering Period under the Plan (each an “Offering Period”) shall be of the duration provided for or permitted herein. The first trading day (a day on which the Common Stock trades on the principal exchange or system on which the Common Stock is listed) of each Offering Period is referred to as the “Offering Date.” The Board may but need not provide for multiple purchases within a single Offering Period. The Board shall have the power to change the duration of Offering Periods without stockholder approval. The last trading day of each Offering Period (or in the case of an Offering Period encompassing multiple purchases, each such purchase period) is hereinafter referred to as the “Purchase Date.”

(b) Subject to Section 5(c) below, each Offering Period shall be of three months’ duration commencing on the first business day of each fiscal quarter and ending on the last business day of the fiscal quarter, and shall have a single Purchase Date.

(c) Notwithstanding 5(b) above and the other provisions of the Plan, the Board of Directors may, but need not, vary the terms and structure of the Offering Periods under this Plan, on such basis as it shall determine in its sole discretion (including without limitation, the length of each Offering Period and Offering Periods during which more than one Purchase Date shall occur; provided however that no Offering Period may have a duration in excess of twenty-seven (27) months (or such longer period as may be permitted under Code Section 423).

6.    PARTICIPATION IN THE PLAN

An eligible employee may become a participant in an Offering Period under the Plan if (a) as of the Offering Date with respect to the Offering Period he or she satisfies the eligibility requirements set forth above, and (b) prior to such Offering Date (at such time and in such manner as may be specified with respect to such Offering Period) he or she delivers to the Company or its authorized representative a subscription agreement indicating his or her desire to enroll in the Offering Period and authorizing payroll deductions in a manner consistent with Section 9 below. An eligible employee who does not timely deliver a subscription agreement by the date specified in advance of the applicable Offering Date shall not participate in that Offering Period and shall not participate in any subsequent Offering Period unless such employee enrolls in the Plan by timely delivering a subscription agreement to the Company or its representative prior the Offering Date of the applicable, subsequent Offering Period. Once an employee becomes a participant in an Offering Period, such employee will automatically participate in the Offering Period commencing immediately following the last day of that Offering Period unless the employee withdraws from the Plan or terminates further participation in the Offering Period as set forth in Section 11 below. Such participant is not required to file any additional subscription agreements in order to continue participation in the Plan with respect to subsequent Offering Periods. Any participant who has not withdrawn from the Plan pursuant to Section 11 below will automatically be re-enrolled in the Plan and granted a new option on the Offering Date of the next Offering Period.

7.    GRANT OF OPTION

(a) Each employee enrolled in an Offering Period will be granted on the Offering Date an option to purchase on each Purchase Date up to that number of Shares determined by dividing the amount accumulated in such employee’s payroll deduction account during such Offering Period by the Purchase Price (as defined in Section 8 below) applicable to that Offering Period.

(b) In no event, however, shall the number of Shares of the Company’s Common Stock subject to any option granted pursuant to this Plan exceed the limitations set forth in Section 10 below. The Purchase Price and fair market value of a Share shall be determined as provided in Section 8 hereof.

8.    PURCHASE PRICE

The “Purchase Price” per Share at which a Share will be sold in any Offering Period shall be ninety-five percent (95%) of the fair market value on the applicable Purchase Date. For purposes of the Plan, the term “fair market value” on a given date shall mean: (a) the closing price on the Purchase Date of a Share as reported on the Nasdaq Stock Market (or any other exchange or market quotation system that is then the primary exchange or market on which the Common Stock trades), (b) if the relevant date does not fall on a trading day, the closing price of a Share as of the last preceding day on which the Common Stock traded, or (c) such other value as the Board determines in its good faith judgment to be a reasonable valuation for a Share as of such date.

9.    PAYMENT OF PURCHASE PRICE; CHANGES IN PAYROLL DEDUCTIONS; ISSUANCE OF SHARES

(a) The aggregate purchase price of the Shares is accumulated by regular payroll deductions made during each Offering Period. The deductions are made as a percentage of the employee’s compensation in one percent (1%) increments not less than one percent (1%) nor greater than fifteen percent (15%). Compensation shall mean all base straight-time gross earnings including commissions, overtime and paid-time off but exclusive of shift premiums, incentive compensation, bonuses, any amounts relating to Company equity awards, and other compensation not listed above; provided, however, that for purposes of determining a participant’s compensation, any election by such participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the participant did not make such election. Payroll deductions shall commence on the first payroll date following the Offering Date and shall continue until the last payroll date immediately preceding the Purchase Date unless sooner altered or terminated as provided in the Plan.

(b) Except pursuant to a withdrawal from the Plan under Section 11 below (in which case all payroll deductions shall cease), a participant may not change his or her rate of payroll deductions during an Offering Period. A participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Administrator a new authorization for payroll deductions on a date specified by the Board prior to the beginning of such Offering Period.

(c) All payroll deductions made for a participant are credited to his or her account under the Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(d) On each Purchase Date, so long as the Plan remains in effect and provided that the participant has not withdrawn from that Offering Period under the Plan in accordance with the provisions of Section 11 below before that date, the Company shall apply the funds then in the participant’s account to the purchase of whole Shares reserved under the option granted to such participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per Share shall be as specified in Section 8 of the Plan. Any cash remaining in a participant’s account after such purchase of Shares shall be refunded (without interest) to such participant in cash; provided, however, that any amount remaining in such participant’s account on a Purchase Date which is less than the amount necessary to purchase a full Share of Common Stock of the Company shall be carried forward, without interest, into the next Offering Period (or in the event of an Offering Period during which multiple purchase will occur, into the next applicable purchase period within the Offering Period). In the event that the Plan has been oversubscribed as provided in Section 10(c), all funds not used to purchase Shares on the Purchase Date shall be returned to the participant (without interest). No Shares shall be purchased on a Purchase Date on behalf of any employee whose participation in the Plan has terminated prior to such Purchase Date.

(e) As promptly as practicable after the Purchase Date, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the Shares purchased upon exercise of his option; provided that the Company may deliver certificates to a broker or brokers that hold such certificate in street name for the benefit of each such participant.

(f) During a participant’s lifetime, such participant’s option to purchase Shares hereunder is exercisable only by him or her. The participant will have no interest or voting right in Shares covered by his or her option until such option has been exercised. Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his or her spouse provided that shares may be registered to a broker or brokers that hold such shares in street name for the benefit of each participant.

10.    LIMITATIONS ON SHARES TO BE PURCHASED

(a) No employee shall be entitled to purchase Shares under the Plan at a rate which, when aggregated with his or her rights to purchase Shares of Common Stock under all other employee stock purchase plans of the Company or any Subsidiary, exceeds $25,000 in fair market value, determined as of the date such right is granted (or such other limit as may be imposed by the Code) for each calendar year in which the employee participates in the Plan.

(b) Subject to Sections 9(a), 10(a) and 14(a) of the Plan, the maximum number of Shares that a participant may purchase on any single Purchase Date shall not exceed 2,500 Shares (the “Maximum Share Amount”); provided that prior to the commencement of any Offering Period, the Board may, in its sole discretion and without stockholder approval, change the Maximum Share Amount with respect to that Offering Period. If a new Maximum Share Amount is set, then all participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. Once a Maximum Share Amount is set, it shall continue to apply in respect of all succeeding Purchase Dates and Offering Periods unless revised by the Board as set forth above.

(c) If the number of Shares to be purchased on a Purchase Date by all employees participating in the Plan exceeds the number of Shares then available for issuance under the Plan, the Company will make a pro rata allocation of the remaining Shares in as uniform a manner as shall be practicable and as the Board shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of Shares to be purchased under a participant’s option to each employee affected thereby.

(d) Any payroll deductions accumulated in a participant’s account which are not used to purchase stock due to the limitations in this Section 10 shall be returned to the participant (without interest) as soon as practicable after the end of the Offering Period in the manner set forth in Section 9(d).

11.     WITHDRAWAL

(a) Each participant may withdraw from an Offering Period under the Plan by signing and delivering to the Administrator notice on a form provided for such purpose. Such withdrawal may be elected at any time prior to the end of an Offering Period at such time and in such manner as the Board specifies.

(b) Upon withdrawal from the Plan, the accumulated payroll deductions shall be returned (without interest) to the withdrawn employee and his or her interest in the Plan shall terminate. In the event an employee voluntarily elects to withdraw from the Plan, he or she may not resume his or her participation in the Plan during the same Offering Period, but he or she may participate in any Offering Period under the Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 6 above for initial participation in the Plan.

12.    TERMINATION OF EMPLOYMENT

Termination of a participant’s employment for any reason, including retirement or death, or the failure of a participant to remain an eligible employee as set forth in Section 4 terminates his or her participation in the Plan immediately. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative. For this purpose, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company in the case of sick leave, military leave, or any other leave of absence approved by the Board of Directors of the Company; provided that such leave is for a period of not more than ninety (90) days or, if such leave is longer than nintey (90) days, reemployment upon the expiration of such leave is guaranteed by contract or statute.

13.    RETURN OF PAYROLL DEDUCTIONS

In the event an employee’s interest in the Plan is terminated by withdrawal, termination of employment or otherwise, or in the event the Plan is terminated by the Board, the Company shall promptly deliver to the employee all payroll deductions credited to his or her account. No interest shall accrue on the payroll deductions of a participant in the Plan.

14.    CAPITAL CHANGES

Subject to any required action by the stockholders of the Company, the number of Shares covered by each option under the Plan which has not yet been exercised, the Maximum Share Amount set forth in Section 10(b) above, and the number of Shares which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per Share covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

In the event of the proposed dissolution or liquidation of the Company, each Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In such event, the Board may, in the exercise of its sole discretion in such instances, declare that the options under the

Plan shall terminate as of a date fixed by the Board and give each participant the right to exercise his or her option as to all of the optioned stock. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the participant shall have the right to exercise the option as to all of the optioned Shares. If the Board makes an option exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the participant that the option shall be fully exercisable on a date specified in such notice, and the option will terminate upon the expiration of such period.

The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per Share covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of Shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

15.    NONASSIGNABILITY

Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

16.    REPORTS

Individual accounts will be maintained for each participant in the Plan. Each participant shall receive any reports required to be delivered by applicable law as well as, after the end of each Offering Period, a report of his account setting forth the total payroll deductions accumulated, the number of Shares purchased, the per Share price thereof and the remaining cash balance, if any, carried forward to the next Offering Period or Offering Period, as the case may be.

17.    NOTICE OF DISPOSITION

Each participant shall notify the Company if the participant disposes of any of the Shares purchased in any Offering Period pursuant to this Plan if such disposition occurs within two years from the Offering Date or within one (1) year from the Purchase Date on which such Shares were purchased (the “Notice Period”). Unless such participant is disposing of any of such Shares during the Notice Period, such participant shall keep the certificates representing such Shares in his or her name (and not in the name of a nominee) during the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing Shares acquired pursuant to the Plan requesting the Company’s transfer agent to notify the Company of any transfer of the Shares. The obligation of the participant to provide such notice shall continue notwithstanding the placement of any such legend on certificates.

18.    NO RIGHTS TO CONTINUED EMPLOYMENT

Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Subsidiary or restrict the right of the Company or any Subsidiary to terminate such employee’s employment.

19.    EQUAL RIGHTS AND PRIVILEGES

All participants in an Offering Period shall have the same rights and privileges with respect to their participation in the Plan for that Offering Period, in accordance with Section 423 of the Code and the related regulations (and any successor provisions). Any provision of the Plan, a specific Offering Period or an option granted under the Plan which is inconsistent with this Section 19 shall without further act or amendment by the Company or the Board be reformed, if possible, to the extent necessary to render such provision in compliance with the requirements of Section 423 of the Code, or shall otherwise be deleted, and the remainder of the terms of the Plan, an Offering Period and/or an option shall not be affected.

20.    NOTICES

All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.    DESIGNATION OF BENEFICIARY

(a) A participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him of such Shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to a Purchase Date.

(b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such Shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

22.    CONDITIONS UPON ISSUANCE OF SHARES

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall have no liability for failure to issue any Shares under this Plan in the event that such issuance cannot be accomplished in compliance with all applicable laws.

23.    APPLICABLE LAW

The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

24.    AMENDMENT OR TERMINATION OF THE PLAN

The Plan shall continue until the earlier to occur of termination by the Board, issuance of all of the Shares of Common Stock reserved for issuance under the Plan, or May 29, 2018. The Board of Directors of the Company may at any time amend or terminate the Plan, except that any such termination cannot affect options previously granted under the Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any participant; provided that if the Board determines that a change in applicable accounting rules or a change in applicable laws, renders an amendment or termination desirable, then the Board may approve such an amendment or termination. The Board may not amend the Plan without approval of the stockholders of the Company obtained in accordance with Section 21 hereof within 12 months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would:

(a) Increase the number of Shares that may be issued under the Plan; or

(b) Expand the designation of the employees (or class of employees) eligible for participation in the Plan.

PROXY

EXPONENT, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Exponent, Inc. a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 25, 2008, and hereby appoints Michael R. Gaulke and Richard L. Schlenker and either of them, each with power of substitution and revocation, proxies and attorneys-in-fact of the undersigned to represent the undersigned and vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Company’s Annual Meeting of Stockholders to be held at 149 Commonwealth Drive, Menlo Park, California 94025, at 9:30 a.m., local time, on Thursday, May 29, 2008 and at any adjournment thereof, upon the following matters.

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲

You can now access your Exponent, Inc. account online.

Access your Exponent, Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Exponent, Inc., now makes it easy and convenient to get current information on your shareholder account.

• View account status • View certificate history • View book-entry information	• View payment history for dividends • Make address changes • Obtain a duplicate 1099 tax form • Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

****TRY IT OUT****

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS.	Mark Here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE

		FOR	WITHHELD FOR ALL			FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
ITEM 1.	ELECTION OF DIRECTORS	☐	☐	ITEM 2.	RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITOR FOR THE YEAR ENDED JANUARY 2, 2009.	☐	☐	☐	ITEM 3.	TO APPROVE THE 2008 EQUITY INCENTIVE PLAN	☐	☐	☐
											FOR	AGAINST	ABSTAIN
01 Samuel H. Armacost 02 Barbara M. Barrett 03 Michael R. Gaulke		04 Jon R. Katzenbach 05 Stephen C. Riggins 06 John B. Shoven, Ph.D.							ITEM 4.	TO APPROVE THE 2008 EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐
									ITEM 5.	TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF.

Withheld for the nominees you list below: (Write that nominee’s name in the space provided below.)
_______________________________________

Signature _______________________________ Signature ________________________________ Date __________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/expo	OR	TELEPHONE 1-866-540-5760
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement

on the Internet at www.exponent.com